Filed Pursuant to Rule 424(b)(3)
Registration No. 333-160748

STEADFAST INCOME REIT, INC.
SUPPLEMENT NO. 13 DATED NOVEMBER 15, 2013
TO THE PROSPECTUS DATED APRIL 15, 2013

This document supplements, and should be read in conjunction with, our prospectus dated April 15, 2013, as supplemented by Supplement No. 11, dated October 15, 2013, and Supplement No. 12, dated November 13, 2013, relating to our offering of up to $1,650,000,000 in shares of our common stock. Terms used and not otherwise defined in this Supplement No. 13 shall have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 13 is to disclose:

•	the status of our public offering;

•	our acquisition of the Lane Portfolio; and

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, filed with the SEC on November 14, 2013.

Status of Our Public Offering
We commenced our initial public offering of up to $1,650,000,000 in shares of our common stock on July 19, 2010. As of November 8, 2013, we had received and accepted investors’ subscriptions for and issued 56,239,160 shares of our common stock in our public offering, resulting in gross offering proceeds of approximately $568,660,898. As of November 8, 2013, we had raised approximately $574,486,860 in gross offering proceeds in both our private and public offerings.
As of November 8, 2013, approximately 92,041,023 shares of our common stock remained available for sale to the public under our initial public offering, excluding shares available under our distribution reinvestment plan. We will sell shares of our common stock in our initial public offering until the earlier of the date the SEC declares effective the registration statement relating to our follow-on offering or January 3, 2014.
Our Acquisition of the Lane Portfolio
As previously disclosed, on October 10, 2013, or the first closing date, we acquired Waterford Place at Riata Ranch, Villas at Huffmeister and Villas at Kingwood, each a multifamily community located in the greater Houston, Texas area. On November 7, 2013, or the second closing date, we acquired Carrington Park at Huffmeister, Carrington at Champion Forest and Carrington Place, each a multifamily community located in Houston, Texas. These properties, which we refer to as the “Lane portfolio,” were acquired from the same third-party seller and are located in the same geographic area. With the acquisition of the Lane portfolio, we have invested approximately $1.3 billion in 57 properties in 11 states representing 13,881 apartment homes and 30,125 square feet of commercial space. Our first two properties were acquired in 2010, we added six properties in 2011, 22 properties in 2012 and have purchased an additional 27 properties in 2013.

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Description of the Lane Portfolio
Waterford Place at Riata Ranch
On the first closing date, we acquired a fee simple interest in a 228-unit multifamily residential community located in Cypress, Texas, commonly known as Waterford Place at Riata Ranch, or the Waterford property, through SIR Waterford Riata, LLC, or SIR Waterford, a wholly-owned subsidiary of our operating partnership.
The Waterford property was constructed in 2008 and is comprised of nine three-story residential buildings situated on an approximately 11.85 acre site. The apartment homes are comprised of 104 one bedroom/one bath units, 104 two bedroom/two bath units and 20 three bedroom/two bath units that average 1,036 square feet with an average monthly rent of $1,031 as of October 2, 2013. Unit amenities at the Waterford property include washer and dryers, vaulted ceilings, crown molding, walk-in closets, microwaves, self-cleaning ovens, frost-free refrigerators, dishwashers, patio and/or balconies and garbage disposals. Property amenities at the Waterford property include a clubhouse, business center, fitness facility, game and sports room, a pool, a picnic area, barbecue grills and a gated entrance. As of October 2, 2013, the Waterford property was approximately 95.2% occupied.
Acquisition of Villas at Huffmeister
On the first closing date, we acquired a fee simple interest in a 294-unit multifamily residential community located in Houston, Texas, commonly known as Villas at Huffmeister, or the Huffmeister property, through SIR Huffmeister Villas, LLC, or SIR Huffmeister Villas, a wholly-owned subsidiary of our operating partnership.
The Huffmeister property was built in 2007 and consists of 30 two-story residential buildings situated on an approximately 22.0 acre site. The apartment homes are comprised of 100 one bedroom/one bath units, 150 two bedroom/two bath units, 20 two bedroom/two and half bath townhomes and 24 three bedroom/two bath units that average 1,157 square feet with an average monthly rent of $1,133 as of October 2, 2013. Unit amenities at the Huffmeister property include washer and dryers, vaulted ceilings, crown molding, walk-in closets, microwaves, self-cleaning ovens, frost-free refrigerators, dishwashers and garbage disposals. In addition, select units have patios and/or balconies and outside storage facilities. Property amenities at the Huffmeister property include a clubhouse, business center, fitness facility, game and sports room, a pool, a picnic area, barbecue grills and a gated entrance. As of October 2, 2013 the Huffmeister property was approximately 95.6% occupied.
Acquisition of Villas at Kingwood
On the first closing date, we acquired a fee simple interest in a 330-unit multifamily residential community located in Kingwood, Texas, commonly known as Villas at Kingwood, or the Kingwood property, through SIR Kingwood Villas, LLC, or SIR Kingwood, a wholly-owned subsidiary of our operating partnership.
The Kingwood property was built in 2008 and consists of 31 three-story residential buildings situated on an approximately 25.0 acre site. The apartment homes are comprised of 124 one bedroom/one bath units, 168 two bedroom/two bath units and 38 three bedroom/two bath units that average 1,131 square feet with an average monthly rent of $1,140 as of October 2, 2013. Unit amenities at the Kingwood property include washer and dryers, vaulted ceilings, crown molding, walk-in closets, balconies and/or patios, microwaves, self-cleaning ovens, frost-free refrigerators, dishwashers and garbage disposals. In addition, select units have outside storage facilities. Property amenities at the Kingwood property include a clubhouse, business center, fitness facility, game and sports room, a pool, a picnic area, barbecue grills and a gated entrance. As of October 2, 2013 the Kingwood property was approximately 92.7% occupied.

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Acquisition of Carrington Park at Huffmeister
On the second closing date, we acquired a fee simple interest in a 232-unit multifamily residential community located in Houston, Texas, commonly known as Carrington Park at Huffmeister, or the Carrington Park property, through SIR Carrington Park, LLC, or SIR Carrington Park, a wholly-owned subsidiary of our operating partnership.
The Carrington Park property was built in 2008 and consists of 10 three-story residential buildings situated on an approximately 12.0 acre site. The garden-style property is comprised of 88 one bedroom/one bath units, 118 two bedroom/two bath units and 26 three bedroom/two bath units that average 1,113 square feet with an average monthly rent of $1,078. Unit amenities at the Carrington Park property include washer and dryers, ceiling fans, vaulted ceilings, crown molding, built-in desks and/or shelves, garden tubs, walk-in closets and patios/balconies. Property amenities at the Carrington Park property include a clubhouse, business center, gym, game/sports room, pool, picnic area, barbecue grills and gated entry. As of October 31, 2013, the Carrington Park property was approximately 94.0% occupied.
Acquisition of Carrington at Champion Forest
On the second closing date, we acquired a fee simple interest in a 284-unit multifamily residential community located in Houston, Texas, commonly known as Carrington at Champion Forest, or the Champion Forest property, through SIR Carrington Champion, LLC, or SIR Carrington Champion, a wholly-owned subsidiary of our operating partnership.
The Champion Forest property was built in 2008 and consists of 11 three-story residential buildings situated on an approximately 19.14 acre site. The garden-style property is comprised of 86 one bedroom/one bath units, 162 two bedroom/two bath units and 36 three bedroom/two bath units that average 1,139 square feet with an average monthly rent of $1,016. Unit amenities at the Champion Forest property include washer and dryers, ceiling fans, vaulted ceilings, crown molding, built-in desks and/or shelves, walk-in closets and patios/balconies. In addition, select units have garden tubs and an outside storage/closet. Property amenities at the Champion Forest property include a clubhouse, business center, gym, game/sports room, pool, picnic area, barbecue grills and gated entry. As of October 31, 2013, the Champion Forest property was approximately 96.5% occupied.
Acquisition of Carrington Place
On the second closing date, we acquired a fee simple interest in a 324-unit multifamily residential community located in Houston, Texas, commonly known as Carrington Place, or the Carrington Place property, through SIR Carrington Place, LLC, or SIR Carrington Place, a wholly-owned subsidiary of our operating partnership.
The Carrington Place property was built in 2004 and consists of 14 three-story residential buildings situated on an approximately 20.71 acre site. The garden-style property is comprised of 110 one bedroom/one bath units, 172 two bedroom/two bath units and 42 three bedroom/two bath units that average 1,127 square feet with an average monthly rent of $992. Unit amenities at the Carrington Place property include washer and dryers, ceiling fans, vaulted ceilings, crown molding and walk-in closets. In addition, select units have built-in desks and/or shelves, garden tubs and patios/balconies. Property amenities at the Carrington Place property include a clubhouse, business center, gym, game/sports room, pool, picnic area, barbecue grills and gated entry. As of October 31, 2013, the Carrington Place property was approximately 92.3% occupied.

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Financing and Fees
Waterford Place at Riata Ranch
SIR Waterford acquired the Waterford property for an aggregate purchase price of $23,400,000, exclusive of closing costs. SIR Waterford financed the payment of the purchase price for the Waterford property with proceeds from our public offering and a loan in the aggregate principal amount of $16,340,000 from PNC Bank, National Association, or PNC, pursuant to the Federal Home Loan Mortgage Corporation Capital Markets Execution Program, or the Freddie Mac loan program, and evidenced by a Multifamily Note dated October 10, 2013, or the Waterford note.
An acquisition fee of approximately $474,000 was earned by our advisor in connection with the acquisition of the Waterford property, which acquisition fee is expected to be paid to our advisor subject to the terms of our advisory agreement with our advisor. The capitalization rate for the Waterford property was 5.97%. We calculate the capitalization rate for a real property by dividing “net operating income” of the property by the purchase price of the property, excluding acquisition costs. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees but excluding debt service payments and capital expenditures, from gross operating revenues received from a property. For purposes of this calculation, net operating income is determined using the projected first year net operating income of the property based on in-place leases, potential rent increases or decreases for each unit and other revenues from late fees or services, adjusted for estimated vacancies, tenant concessions, if any, and charges not collected. In calculating in-place leases, we assume that one-twelfth of the leases expire each month and the market rate is then applied to the expired leases for the remainder of the year.
Acquisition of Villas at Huffmeister
SIR Huffmeister Villas acquired the Huffmeister property for an aggregate purchase price of $37,600,000, exclusive of closing costs. SIR Huffmeister Villas financed the payment of the purchase price for the Huffmeister property with a combination of (1) proceeds from our public offering and (2) a loan in the aggregate principal amount of $25,963,000, or the Huffmeister loan, from PNC pursuant to the requirements of the Freddie Mac loan program and evidenced by a Multifamily Note dated October 10, 2013, or the Huffmeister note.
An acquisition fee of approximately $760,000 was earned by our advisor in connection with the acquisition of the Huffmeister property, which acquisition fee is expected to be paid to our advisor subject to the terms of our advisory agreement with our advisor. The capitalization rate for the Huffmeister property was 5.89%.
Acquisition of Villas at Kingwood
SIR Kingwood acquired the Kingwood property for an aggregate purchase price of $40,150,000, exclusive of closing costs. SIR Kingwood financed the payment of the purchase price for the Kingwood property with a combination of (1) proceeds from our public offering and (2) a loan in the aggregate principal amount of $28,105,000, or the Kingwood loan, from PNC pursuant to the requirements of the Freddie Mac loan program and evidenced by a Multifamily Note dated October 10, 2013, or the Kingwood note.
An acquisition fee of approximately $812,000 was earned by our advisor in connection with the acquisition of the Kingwood property, which acquisition fee is expected to be paid to our advisor subject to the terms of our advisory agreement with our advisor. The capitalization rate for the Kingwood property was 6.15%.

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Acquisition of Carrington Park at Huffmeister
SIR Carrington Park acquired the Carrington Park property for an aggregate purchase price of $25,150,000, exclusive of closing costs. SIR Carrington Park financed the payment of the purchase price for the Carrington Park property with a combination of (1) proceeds from our public offering and (2) a loan in the aggregate principal amount of $17,717,000, or the Carrington Park loan, from Berkeley Point Capital LLC, or Berkeley Point, pursuant to the requirements of the Fannie Mae Delegated Underwriting and Servicing program, or the Fannie Mac loan program, and evidenced by a Multifamily Note dated November 7, 2013, or the Carrington Park note.
An acquisition fee of approximately $509,500 was earned by our advisor in connection with the acquisition of the Carrington Park property, which acquisition fee is expected to be paid to our advisor subject to the terms of our advisory agreement with our advisor. The capitalization rate for the Carrington Park property was 6.19%.
Acquisition of Carrington at Champion Forest
SIR Carrington Champion acquired the Champion Forest property for an aggregate purchase price of $33,000,000, exclusive of closing costs. SIR Carrington Champion financed the payment of the purchase price for the Champion Forest property with a combination of (1) proceeds from our public offering and (2) a loan in the aggregate principal amount of $22,959,000, or the Champion Forest loan, from Berkeley Point, pursuant to the requirements of the Fannie Mae loan program and evidenced by a Multifamily Note dated November 7, 2013, or the Champion Forest note.
An acquisition fee of approximately $667,000 was earned by our advisor in connection with the acquisition of the Champion Forest property, which acquisition fee is expected to be paid to our advisor subject to the terms of our advisory agreement with our advisor. The capitalization rate for the Champion Forest property was 5.92%.
Acquisition of Carrington Place
SIR Carrington Place acquired the Carrington Place property for an aggregate purchase price of $32,900,000, exclusive of closing costs. SIR Carrington Place financed the payment of the purchase price for the Carrington Place property with a combination of (1) proceeds from our public offering and (2) a loan in the aggregate principal amount of $22,376,000 or the Carrington Place loan, from Berkeley Point, pursuant to the requirements of the Fannie Mae loan program and evidenced by a Multifamily Note dated November 7, 2013, or the Carrington Place note.
An acquisition fee of approximately $665,000 was earned by our advisor in connection with the acquisition of the Carrington Place property, which acquisition fee is expected to be paid to our advisor subject to the terms of our advisory agreement with our advisor. The capitalization rate for the Carrington Place property was 5.94%.

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Lane Portfolio Loans
First Closing Date Property Loans
In connection with the acquisition of the Waterford property, the Huffmeister property and the Kingwood property, SIR Waterford borrowed $16,340,000 from PNC pursuant to the Waterford note; SIR Huffmeister Villas borrowed $25,963,000 from PNC pursuant to the Huffmeister note; and SIR Kingwood borrowed $28,105,000 from PNC pursuant to the Kingwood note, each a “first closing loan.” In connection with each first closing loan note, the respective property owner also entered into a Multifamily Loan and Security Agreement, or PNC loan agreement, and a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, or PNC mortgage, and, collectively with the PNC loan agreement, the PNC mortgage and the first closing loan note, the PNC loan documents.
Interest on each first closing loan will accrue at a monthly adjustable rate equal to the London Inter-Bank Offered Rate for 1-month U.S. Dollar-denominated deposits plus 2.64% or 2.68% (as applicable). Monthly payments of interest only for the first year, and principal and interest thereafter (as described in the applicable notes for the first closing loan) are due and payable on the first day of each month until the monthly payment due on November 1, 2020, or the PNC maturity date. The entire outstanding principal balance of each first closing loan, plus any accrued and unpaid interest thereon, is due and payable in full on the PNC maturity date. So long as any monthly payment due under each first closing loan is not received by PNC for more than ten (10) days after such payment is due, the applicable property owner will pay to PNC a late charge equal to 5.0% of the amount of the payment due, unless applicable law requires a lesser amount be charged. Each first closing loan property owner may voluntarily prepay all of the unpaid principal balance of the applicable first closing loan and all accrued interest thereon and other sums due to PNC under the PNC loan documents upon written notice to PNC at least thirty (30) days prior to such prepayment. Each property owner may also be required to pay a prepayment fee to PNC equal to 5.0% of the amount of principal being repaid, as further described in the respective note in connection with any voluntary prepayment of a first closing loan.
The performance of the obligations of each property owner under a first closing loan are secured by the related PNC mortgage for the benefit of PNC. Each property owner will have no personal liability under the PNC loan documents for the repayment of the principal and interest and any other amounts due under the PNC loan documents or for the performance of any other obligations under its respective PNC loan documents other than in limited circumstances.
In connection with the first closing loan, we absolutely, unconditionally and irrevocably guaranteed to PNC the full and prompt payment when due of all amounts for which the respective property owners are personally liable under the applicable first closing loan note and all costs and expenses in enforcing PNC’s rights under the respective guaranty.
Second Closing Date Property Loans
In connection with the acquisition of the Carrington Park property, the Champion Forest property and the Carrington Place property, SIR Carrington Park borrowed $17,717,000 from Berkeley Point pursuant to the Carrington Park note; SIR Carrington Forest borrowed $22,959,000 from Berkeley Point pursuant to the Champion Forest note; and SIR Carrington Place borrowed $22,376,000 from Berkeley Point pursuant to the Carrington Place note, each a “second closing loan.” In connection with each second closing loan note, the respective property owner also entered into a Multifamily Loan and Security Agreement or Berkeley loan agreement, a Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, or a Berkeley mortgage, and an

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Environmental Indemnity Agreement, collectively with the Berkeley loan agreement, Berkeley mortgage and second closing loan note, the Berkeley loan documents.
Interest on the outstanding principal balance of each second closing loan will accrue at an adjustable monthly rate equal to the London Inter-Bank Offered Rate for 1-month U.S. Dollar-denominated deposits plus 2.16%. Monthly payments of interest only for the first two years, and interest and principal thereafter (as described in the Berkeley loan agreement) are due and payable on the first day of each month until the monthly payment due on December 1, 2023, or the Berkeley maturity date. The entire outstanding principal balance of each second closing loan, plus any accrued and unpaid interest thereon, is due and payable in full on the Berkeley maturity date. So long as any monthly payment under a second closing loan is not received by Berkeley Point for more than ten (10) days after such payment is due, the property owner will pay to Berkeley Point a late charge equal to 5.0% of the amount of the payment due or such maximum rate of interest permitted by law. Each second closing loan property owner may voluntarily prepay all of the unpaid principal balance of an applicable loan and all accrued interest thereon and other sums due to Berkeley Point under the Berkeley loan agreement on the last day of any calendar month upon written notice to Berkeley Point at least twenty (20) days (if given via facsimile, e-mail or overnight courier) or thirty (30) days notice (if given by U.S. Postal Service) prior to such prepayment. Each property owner may also be required to pay a prepayment fee to Berkeley Point calculated in accordance with the terms of the Berkeley loan documents in connection with any voluntary prepayment of the second closing loan.
The performance of the obligations of each property owner under a second closing loan are secured by the related Berkeley mortgage for the benefit of Berkeley Point. Each property owner will have no personal liability under the Berkeley loan documents for the repayment of the principal and interest and any other amounts due under the Berkeley loan documents or for the performance of any other obligations under the Berkeley loan documents other than in limited circumstances.
In connection with the second closing loan, we absolutely, unconditionally and irrevocably guaranteed to Berkeley Point the full and prompt payment when due of all amounts for which the respective property owners are personally liable under the applicable Berkeley loan agreement and all costs and expenses in enforcing Berkeley Point’s rights under the respective guaranty.

Management of the Lane Portfolio

Steadfast Management Company, Inc., or Steadfast Management, and the owner of each property in the Lane Portfolio entered into a Property Management Agreement, or property management agreement, on the respective closing date, pursuant to which Steadfast Management will serve as the exclusive manager and leasing agent of each property. Pursuant to the respective management agreements, each property owner will pay Steadfast Management a monthly management fee in an amount equal to 2.75% of the property’s gross collections (as defined in the management agreement) for such month. Each management agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless either party gives sixty (60) days prior written notice of its desire to terminate the management agreement. The applicable property owner may terminate the management agreement at any time upon thirty (30) days prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the management agreement due to a material breach of the other party’s obligations under the management agreement that remains uncured for thirty (30) days after written notification of such breach.

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Quarterly Report for the Quarter Ended September 30, 2013
On November 14, 2013, we filed with the SEC our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, a copy of which is attached to this supplement as Exhibit A (without exhibits).

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EXHIBIT A

QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED SEPTEMBER 30, 2013
(WITHOUT EXHIBITS)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2013
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission file number 000-54674
STEADFAST INCOME REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-0351641
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

18100 Von Karman Avenue, Suite 500
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)
(949) 852-0700
(Registrant’s Telephone Number, Including Area Code)
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☑ No ☐
Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-Accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☑
As of November 8, 2013, there were 56,874,412 shares of the Registrant’s common stock issued and outstanding.

STEADFAST INCOME REIT, INC.

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements
STEADFAST INCOME REIT, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$110,537,996	$52,128,526
Building and improvements	998,302,152	512,420,903
Tenant origination and absorption costs	25,035,749	13,496,020
Other intangible assets	2,644,263	—
Total real estate, cost	1,136,520,160	578,045,449
Less accumulated depreciation and amortization	(48,366,322)	(18,073,362)
Total real estate, net	1,088,153,838	559,972,087
Cash and cash equivalents	20,386,070	9,528,664
Restricted cash	17,732,469	5,467,219
Rents and other receivables	3,884,245	1,414,875
Deferred financing costs and other assets, net	15,506,338	6,203,711
Total assets	$1,145,662,960	$582,586,556
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$22,324,169	$8,536,953
Below-market leases, net	574,074	301,349
Notes payable:
Mortgage notes payable, net	766,699,382	408,802,388
Revolving credit facility	—	5,000,000
Total notes payable, net	766,699,382	413,802,388
Distributions payable	2,783,244	1,343,399
Due to affiliates, net	8,696,550	3,471,796
Total liabilities	801,077,419	427,455,885
Commitments and contingencies (Note 9)
Redeemable common stock	8,976,895	3,049,521
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized, 49,587,144 and 22,908,859 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	495,872	229,086
Convertible stock, $0.01 par value per share; 1,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	10	10
Additional paid-in capital	423,355,029	191,130,977
Cumulative distributions and net losses	(88,242,265)	(39,278,923)
Total stockholders’ equity	335,608,646	152,081,150
Total liabilities and stockholders’ equity	$1,145,662,960	$582,586,556
See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)
Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$25,695,593	$7,793,628	$62,475,020	$16,843,373
Tenant reimbursements and other	3,066,250	823,921	7,248,032	1,621,631
Total revenues	28,761,843	8,617,549	69,723,052	18,465,004
Expenses:
Operating, maintenance and management	7,379,830	2,547,385	17,852,031	5,364,639
Real estate taxes and insurance	4,356,209	1,026,023	10,270,695	2,159,130
Fees to affiliates	9,722,514	2,790,393	18,459,436	6,928,656
Depreciation and amortization	11,796,884	4,147,366	30,292,960	9,471,699
Interest expense	7,015,217	1,800,346	15,869,427	3,887,837
General and administrative expenses	1,025,724	730,332	2,730,664	2,094,725
Acquisition costs	2,172,569	538,853	5,292,959	1,694,574
	43,468,947	13,580,698	100,768,172	31,601,260
Net loss	(14,707,104)	(4,963,149)	(31,045,120)	(13,136,256)
Net loss per common share — basic and diluted	$(0.34)	$(0.36)	$(0.93)	$(1.39)
Weighted average number of common shares outstanding — basic and diluted	43,015,311	13,787,105	33,543,362	9,423,555
See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)
Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2012
AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 (Unaudited)

	Common Stock		Convertible Stock		Additional Paid- In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, December 31, 2011	4,638,699	$46,387	1,000	$10	$38,260,059	$(8,082,838)	$30,223,618
Issuance of common stock	18,314,135	183,139	—	—	182,891,102	—	183,074,241
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	(17,154,479)	—	(17,154,479)
Transfers to redeemable common stock	—	—	—	—	(2,722,156)	—	(2,722,156)
Redemption of common stock	(43,975)	(440)	—	—	(417,293)	—	(417,733)
Other offering costs to affiliates	—	—	—	—	(9,820,681)	—	(9,820,681)
Distributions declared	—	—	—	—	—	(8,636,158)	(8,636,158)
Amortization of stock-based compensation	—	—	—	—	94,425	—	94,425
Net loss for the year ended December 31, 2012	—	—	—	—	—	(22,559,927)	(22,559,927)
BALANCE, December 31, 2012	22,908,859	229,086	1,000	10	191,130,977	(39,278,923)	152,081,150
Issuance of common stock	26,768,976	267,693	—	—	272,283,289	—	272,550,982
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	(25,523,439)	—	(25,523,439)
Transfers to redeemable common stock	—	—	—	—	(6,174,002)	—	(6,174,002)
Redemption of common stock	(90,691)	(907)	—	—	(868,346)	—	(869,253)
Other offering costs to affiliates	—	—	—	—	(7,576,484)	—	(7,576,484)
Distributions declared	—	—	—	—	—	(17,918,222)	(17,918,222)
Amortization of stock-based compensation	—	—	—	—	83,034	—	83,034
Net loss for the nine months ended September 30, 2013	—	—	—	—	—	(31,045,120)	(31,045,120)
BALANCE, September 30, 2013	49,587,144	$495,872	1,000	$10	$423,355,029	$(88,242,265)	$335,608,646
See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)
Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash Flows from Operating Activities:
Net loss	$(31,045,120)	$(13,136,256)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,292,960	9,471,699
Accretion of below-market leases	(697,951)	—
Amortization of deferred financing costs	691,138	182,692
Amortization of stock-based compensation	396,534	50,005
Amortization of debt premium	(676,705)	(180,625)
Change in fair value of interest rate cap agreements	356,553	171,320
Changes in operating assets and liabilities:
Restricted cash for operating activities	(9,622,161)	(2,038,074)
Rents and other receivables	(622,154)	(611,308)
Other assets	(1,822,515)	(909,561)
Accounts payable and accrued liabilities	14,363,004	5,092,393
Due to affiliates, net	4,024,602	903,257
Net cash provided by (used in) operating activities	5,638,185	(1,004,458)
Cash Flows from Investing Activities:
Acquisition of real estate investments	(443,322,401)	(179,522,361)
Addition to real estate investments	(5,326,153)	(1,660,982)
Escrow deposits for pending real estate acquisitions	(9,388,970)	(5,100,600)
Restricted cash for investing activities	(2,643,089)	(461,333)
Purchase of interest rate caps	(2,975,579)	(295,870)
Net cash used in investing activities	(463,656,192)	(187,041,146)
Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	260,219,000	94,001,000
Principal payments on mortgage notes payable	(4,207,599)	(7,126,455)
Borrowings from credit facility	40,000,000	—
Principal payments on credit facility	(45,000,000)	—
Proceeds from issuance of common stock	263,347,918	134,377,392
Payments of commissions on sale of common stock and related dealer manager fees	(25,523,439)	(12,731,375)
Reimbursement of other offering costs to affiliates	(6,376,331)	(7,563,697)
Payment of deferred financing costs	(3,427,113)	(1,313,656)
Distributions to common stockholders	(9,287,770)	(2,432,092)
Redemptions of common stock	(869,253)	(380,732)
Net cash provided by financing activities	468,875,413	196,830,385
Net increase in cash and cash equivalents	10,857,406	8,784,781
Cash and cash equivalents, beginning of period	9,528,664	12,200,681
Cash and cash equivalents, end of period	$20,386,070	$20,985,462

PART I — FINANCIAL INFORMATION (continued)
Item 1. Financial Statements (continued)

Supplemental Disclosures of Cash Flow Information:
Interest paid	$14,252,681	$3,294,503
Supplemental Disclosure of Noncash Transactions:
Increase in distributions payable	$1,439,845	$755,566
Assumption of mortgage notes payable to acquire real estate	$98,229,713	$73,247,307
Application of escrow deposits to acquire real estate	$7,263,860	$5,150,700
Premium on assumed mortgage notes payable	$4,332,585	$3,370,366
Increase in amounts receivable from stockholders	$(1,847,215)	$(472,693)
Increase (decrease) in amounts payable to affiliates for other offering costs	$1,200,152	$(67,872)
Distributions paid to common stockholders through common stock issuances pursuant to the distribution reinvestment plan	$7,190,607	$1,737,817

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

1. Organization and Business
Steadfast Income REIT, Inc. (the “Company”) was formed on May 4, 2009 as a Maryland corporation that has elected to qualify as a real estate investment trust (“REIT”). On June 12, 2009, the Company was initially capitalized pursuant to the sale of 22,223 shares of common stock to Steadfast REIT Investments, LLC (the “Sponsor”) at a purchase price of $9.00 per share for an aggregate purchase price of $200,007. On July 10, 2009, Steadfast Income Advisor, LLC (the “Advisor”), a Delaware limited liability company formed on May 1, 2009, invested $1,000 in the Company in exchange for 1,000 shares of convertible stock (the “Convertible Stock”) as described in Note 6.
Substantially all of the Company’s business is conducted through Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership formed on July 6, 2009 (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership. As the Company accepts subscriptions for shares of its common stock, the Company transfers substantially all of the net offering proceeds to the Operating Partnership in exchange for partnership interests and the Company’s percentage ownership in the Operating Partnership increases proportionately. The Company and Advisor entered into an Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) on September 28, 2009.
As of September 30, 2013, the Company owned 51 multifamily properties comprising a total of 12,189 apartment homes and 30,125 square feet of rentable commercial space. For more information on the Company's real estate portfolio, see Note 3.
Private Offering
On October 13, 2009, the Company commenced a private offering of up to $94,000,000 in shares of the Company’s common stock at a purchase price of $9.40 per share (with discounts available for certain categories of purchasers) (the “Private Offering”). The Company offered its shares of common stock for sale in the Private Offering pursuant to a confidential private placement memorandum and only to persons that were “accredited investors,” as that term is defined under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. On July 9, 2010, the Company terminated the Private Offering and on July 19, 2010, the Company commenced its registered public offering described below. The Company sold 637,279 shares of common stock in the Private Offering for gross offering proceeds of $5,844,325.
Public Offering
On July 23, 2009, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the “SEC”) to offer a maximum of 150,000,000 shares of common stock for sale to the public at an initial price of $10.00 per share (with discounts available for certain categories of purchasers) (the “Primary Offering”). The Company also registered up to 15,789,474 shares of common stock for sale pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $9.50 per share. The SEC declared the Company’s registration statement effective on July 9, 2010. The Company commenced the Public Offering on July 19, 2010. The Company may reallocate shares of common stock registered in the Public Offering between the Primary Offering and the DRP.
On July 12, 2012, the Company’s board of directors determined an estimated value per share of the Company’s common stock as of March 31, 2012 of $10.24. As a result of the determination of the estimated value per share of the Company’s common stock as of March 31, 2012, effective September 10, 2012, the offering price of the Company’s common stock to the public in the Primary Offering increased from the previous price of $10.00 per share to $10.24 per share. Additionally, effective September 10, 2012, the price of shares of the Company's common stock issued pursuant to the DRP increased from a price of $9.50 per share to a price of $9.73 per share, or 95% of the new Primary Offering price of $10.24 per share. Effective

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

September 10, 2012, the Company’s board of directors increased the amount of distributions paid on each share of the Company’s common stock from $0.001917 per share per day to $0.001964 per share per day, which, if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on the new offering price of $10.24 per share. The Company’s board of directors may again, in its sole discretion, change the price at which the Company offers shares of common stock to the public in the Primary Offering or to its stockholders pursuant to the DRP to reflect future changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.
From the commencement of the Public Offering on July 19, 2010 to September 30, 2013, the Company sold 49,003,329 shares of common stock in the Public Offering for gross proceeds of $494,872,299, including 1,132,232 shares of common stock issued pursuant to the DRP for gross offering proceeds of $10,959,793.
On May 3, 2013, the Company filed a registration statement on Form S-11 (File No. 333-188362) with the SEC to register a follow-on public offering of up to $253,450,000 in shares of common stock. The Company will offer up to $204,800,000 in shares of its common stock to the public at an initial price of $10.24 per share and up to $48,650,000 in shares of common stock to its stockholders pursuant to the DRP at an initial price of $9.73 per share. Upon the SEC declaring the registration statement effective for the Company's follow-on offering, the Company will terminate the Public Offering and commence the follow-on offering.  Under rules promulgated by the SEC, the Company can continue the Public Offering until as late as January 3, 2014.
The Company intends to use substantially all of the net proceeds from the Public Offering to continue to invest in and manage a diverse portfolio of real estate investments, primarily in the multifamily sector, located throughout the United States. In addition to the Company’s focus on multifamily properties, the Company may also selectively invest in other types of commercial properties. The Company may also acquire or originate mortgage, mezzanine, bridge and other real estate loans and equity securities of other real estate companies.
The business of the Company is externally managed by the Advisor, pursuant to the Advisory Agreement (as amended, the “Advisory Agreement”), which is subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement expires on May 4, 2014. Subject to certain restrictions and limitations, the Advisor manages the Company’s day-to-day operations, manages the Company’s portfolio of properties and real estate-related assets, sources and presents investment opportunities to the Company's board of directors and provides investment management services on the Company’s behalf. The Company has retained Steadfast Capital Markets Group, LLC (the “Dealer Manager”), an affiliate of the Advisor, to serve as the dealer manager for the Public Offering. The Dealer Manager is responsible for marketing the Company’s shares of common stock being offered pursuant to the Public Offering. The Advisor, along with the Dealer Manager, also provides offering services, marketing, investor relations and other administrative services on the Company’s behalf.
The Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the Operating Partnership.
The Company commenced its operations on August 11, 2010 upon acquiring a fee simple interest in a multifamily property located in Springfield, Illinois.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

2. Summary of Significant Accounting Policies
There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2012. For further information about the Company’s accounting policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 27, 2013.
Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of the Company, the Operating Partnership and its subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company.
The accompanying unaudited consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the financial statements for the unaudited interim periods presented include all adjustments that are of a normal and recurring nature and necessary for a fair and consistent presentation of the results of such periods. Operating results for the three and nine months ended September 30, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013. The unaudited consolidated financial statements herein should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.
Reclassifications
Certain prior year amounts in the consolidated financial statements have been reclassified to conform with the current year presentation.
Fair Value Measurements
Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

•
Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.
When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.
The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.
Interest rate cap agreements - These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in deferred financing costs and other assets in the accompanying consolidated balance sheets.
The following table reflects the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	September 30, 2013
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$2,752,136	$—
Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.
Fair Value of Financial Instruments
The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, due to affiliates and notes payable.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables and accounts payable and accrued liabilities and the revolving line of credit to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates is not determinable due to the related party nature of such amounts.
The fair value of the mortgage notes payable is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of September 30, 2013 and December 31, 2012, the fair value of the mortgage notes payable was $747,887,442 and $410,709,202, respectively, compared to the carrying value of $766,699,382 and $408,802,388, respectively. The Company has determined that its mortgage notes payable are classified as Level 3 within the fair value hierarchy.
Distribution Policy
The Company has elected to be taxed as a REIT and to operate as a REIT beginning with its taxable year ending December 31, 2010. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). For the period from January 1, 2012 to September 9, 2012, distributions were based on daily record dates and calculated at a rate of $0.001917 per share per day and $0.001964 per share per day beginning September 10, 2012 through September 30, 2013. Each day during the period from January 1, 2013 through September 30, 2013 was a record date for distributions.
Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code.
Per Share Data
Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) attributable to controlling interest by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted earnings (loss) per share are computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assumes each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the period. During the three and nine months ended September 30, 2013, the Company declared distributions of $0.181 and $0.537 per common share. During the three and nine months ended September 30, 2012, the Company declared distributions of $0.177 and $0.525 per common share.
Segment Disclosure
The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, tenants and products and services, its assets have been aggregated into one reportable segment.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

3. Real Estate
As of September 30, 2013, the Company owned 51 multifamily properties. The following table provides summary information regarding the Company’s property portfolio:

						Mortgage Debt Outstanding at September 30, 2013	Average Occupancy as of		Average Monthly Rent as of
	Property Name	Location	Purchase Date	Number of Units	Contract Purchase Price		Sep 30, 2013	Dec 31, 2012	Sep 30, 2013	Dec 31, 2012
1	Lincoln Tower Apartments	Springfield, IL	8/11/2010	190	$9,500,000	$8,489,755	92.6%	96.8%	$885	$848
2	Park Place Condominiums	Des Moines, IA	12/22/2010	151	8,323,400	5,000,000	90.1%	88.6%	881	859
3	Arbor Pointe Apartments	Louisville, KY	5/5/2011	130	6,500,000	5,026,943	96.2%	95.4%	787	775
4	Clarion Park Apartments	Olathe, KS	6/28/2011	220	11,215,000	8,669,736	97.7%	95.5%	715	697
5	Cooper Creek Village	Louisville, KY	8/24/2011	123	10,420,000	6,655,106	93.5%	95.1%	938	938
6	Truman Farm Villas	Grandview, MO	12/22/2011	200	9,100,000	5,845,174	96.5%	96.5%	669	654
7	Prairie Walk Apartments	Kansas City, MO	12/22/2011	128	6,100,000	3,917,845	96.1%	95.3%	636	615
8	EBT Lofts	Kansas City, MO	12/30/2011	102	8,575,000	5,524,499	97.1%	98.0%	894	876
9	Windsor on the River Apartments	Cedar Rapids, IA	1/26/2012	424	33,000,000	23,500,000	94.8%	88.0%	702	728
10	Renaissance St. Andrews Apartments	Louisville, KY	2/17/2012	216	12,500,000	9,084,000	96.8%	93.5%	684	699
11	Spring Creek of Edmond	Edmond, OK	3/9/2012	252	19,350,000	13,995,040	96.8%	92.9%	873	850
12	Montclair Parc Apartments	Oklahoma City, OK	4/26/2012	360	35,750,000	24,423,169	92.2%	88.6%	950	926
13	Sonoma Grande Apartments	Tulsa, OK	5/24/2012	336	32,200,000	22,540,000	92.0%	91.4%	958	945
14	Estancia Apartments	Tulsa, OK	6/29/2012	294	27,900,000	21,934,395	91.2%	95.2%	972	950
15	Montelena Apartments	Round Rock, TX	7/13/2012	232	18,350,000	12,694,721	95.7%	94.0%	919	869
16	Valley Farms Apartments	Louisville, KY	8/30/2012	160	15,100,000	10,287,613	89.4%	94.4%	881	883
17	Hilliard Park Apartments	Columbus, OH	9/11/2012	201	19,800,000	13,860,000	96.0%	92.0%	996	992
18	Sycamore Terrace Apartments	Terre Haute, IN	9/20/2012	178	16,500,000	11,393,049	98.3%	95.5%	1,029	1,015
19	Hilliard Summit Apartments	Columbus, OH	9/28/2012	208	24,100,000	16,800,000	95.7%	93.8%	1,101	1,063

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

							Mortgage Debt Outstanding at September 30, 2013	Average Occupancy as of		Average Monthly Rent as of
	Property Name	Location		Purchase Date	Number of Units	Contract Purchase Price		Sep 30, 2013	Dec 31, 2012	Sep 30, 2013	Dec 31, 2012
20	Springmarc Apartments	San Marcos, TX	1	10/19/2012	240	$21,850,000	$15,470,000	93.8%	88.8%	$898	$974
21	Renaissance at St. Andrews Condominiums	Louisville, KY	1	10/31/2012	29	1,375,000	—	93.1%	58.6%	681	704
22	Ashley Oaks Apartments	San Antonio, TX	1	11/29/2012	462	30,790,000	21,712,000	83.8%	91.1%	773	745
23	Arrowhead Apartments	Palatine, IL	1	11/30/2012	200	16,750,000	12,562,000	95.0%	96.5%	1,005	997
24	The Moorings Apartments	Roselle, IL	1	11/30/2012	216	20,250,000	15,187,000	94.9%	97.7%	1,035	1,010
25	Forty 57 Apartments	Lexington, KY	1	12/20/2012	436	52,500,000	38,500,000	94.7%	87.2%	866	866
26	Keystone Farms Apartments	Nashville, TN	1	12/28/2012	90	8,400,000	6,200,000	97.8%	97.8%	986	952
27	Riverford Crossing Apartments	Frankfort, KY	1	12/28/2012	300	30,000,000	21,900,000	90.0%	92.7%	856	861
28	South Pointe at Valley Farms	Louisville, KY	1	12/28/2012	32	5,275,000	—	96.9%	93.8%	1,016	969
29	Montecito Apartments	Austin, TX	1	12/31/2012	268	19,000,000	14,250,000	97.4%	91.8%	822	752
30	Hilliard Grand Apartments	Dublin, OH	1	12/31/2012	314	40,500,000	29,102,869	92.4%	92.0%	1,241	1,190
31	The Hills at Fair Oaks	Fair Oaks Ranch, TX	1	1/31/2013	288	34,560,000	24,767,000	95.8%	—%	977	—
32	Library Lofts East	Kansas City, MO	1	2/28/2013	118	12,750,000	9,155,807	97.5%	—%	909	—
33	The Trails at Buda Ranch	Buda, TX	1	3/28/2013	264	23,000,000	17,030,000	95.8%	—%	910	—
34	Deep Deuce at Bricktown	Oklahoma City, OK	1	3/28/2013	294	38,220,000	27,566,469	78.2%	—%	1,196	—
35	Deer Valley Apartments	Lake Bluff, IL	1	4/30/2013	224	28,600,000	20,875,000	90.2%	—%	1,242	—
36	Grayson Ridge	North Richland Hills, TX	1	5/31/2013	240	14,300,000	10,725,000	92.9%	—%	707	—
37	Rosemont at Olmos Park	San Antonio, TX	1	5/31/2013	144	22,050,000	15,100,000	86.8%	—%	1,330	—
38	Retreat at Quail North	Oklahoma City, OK	1	6/12/2013	240	25,250,000	17,230,008	91.7%	—%	1,011	—
39	The Lodge at Trails Edge	Indianapolis, IN	1	6/18/2013	268	18,400,000	12,961,472	96.6%	—%	701	—
40	Arbors at Carrollton	Carrollton, TX		7/3/2013	131	8,800,000	6,411,829	96.2%	—%	816	—

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

						Mortgage Debt Outstanding at September 30, 2013	Average Occupancy as of		Average Monthly Rent as of
	Property Name	Location	Purchase Date	Number of Units	Contract Purchase Price		Sep 30, 2013	Dec 31, 2012	Sep 30, 2013	Dec 31, 2012
41	Waterford on the Meadow	Plano, TX	7/3/2013	350	$23,100,000	$16,992,917	94.9%	—%	$795	$—
42	The Belmont	Grand Prairie, TX	7/26/2013	260	12,100,000	9,548,457	93.1%	—%	708	—
43	Meritage at Steiner Ranch	Austin, TX	8/6/2013	502	80,000,000	55,500,000	92.0%	—%	1,377	—
44	Tapestry Park Apartments	Birmingham, AL	8/13/2013	223	32,400,000	23,100,000	98.7%	—%	1,206	—
45	Dawntree Apartments	Carrollton, TX	8/15/2013	400	24,000,000	16,054,509	97.3%	—%	747	—
46	Stuart Hall Lofts	Kansas City, MO	8/27/2013	115	16,850,000	12,407,000	96.5%	—%	1,178	—
47	BriceGrove Park Apartments	Canal Winchester, OH	8/29/2013	240	20,100,000	14,985,000	92.9%	—%	849	—
48	Retreat at Hamburg Place	Lexington, KY	9/5/2013	150	16,300,000	—	90.7%	—%	986	—
49	Cantare at Indian Lake Village	Hendersonville, TN	9/24/2013	206	29,000,000	—	94.2%	—%	1,056	—
50	Landing at Mansfield	Mansfield, TX	9/27/2013	336	30,900,000	22,750,000	95.8%	—%	893	—
51	The Heights Apartments	Houston, TX	9/30/2013	504	37,000,000	29,014,000	93.1%	—%	880	—
				12,189	$1,118,653,400	$766,699,382	93.5%	92.4%	$924	$873

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Third Quarter Acquisitions
Arbors of Carrollton
On July 3, 2013, the Company acquired a fee simple interest in the Arbors of Carrollton located in Carrollton, Texas (the “Arbors Property”), for a purchase price of $8,800,000, exclusive of closing costs. The Arbors Property consists of 14 two-story buildings and contains 131 units consisting of 55 one-bedroom apartments and 76 two-bedroom apartments. The apartments range in size from 698 to 974 square feet and average 858 square feet. An acquisition fee of $180,536 was earned by the Advisor in connection with the acquisition of the Arbors Property.
Waterford on the Meadow
On July 3, 2013, the Company acquired a fee simple interest in the Waterford on the Meadow located in Plano, Texas (the “Waterford Property”), for a purchase price of $23,100,000, exclusive of closing costs. The Waterford Property consists of 47 one- and two-story buildings and contains 350 units consisting of 102 one-bedroom apartments and 248 two-bedroom apartments. The apartments range in size from 744 to 981 square feet and average 888 square feet. An acquisition fee of $469,187 was earned by the Advisor in connection with the acquisition of the Waterford Property.
The Belmont
On July 26, 2013, the Company acquired a fee simple interest in The Belmont located in Grand Prairie, Texas (the “Belmont Property”), for a purchase price of $12,100,000, exclusive of closing costs. The Belmont Property consists of nine three-story buildings and contains 260 units consisting of 104 one-bedroom apartments and 156 two-bedroom apartments. The apartments range in size from 770 to 1,046 square feet and average 935 square feet. An acquisition fee of $245,747 was earned by the Advisor in connection with the acquisition of the Belmont Property.
Meritage at Steiner Ranch
On August 6, 2013, the Company acquired a fee simple interest in the Meritage at Steiner Ranch located in Austin, Texas (the “Meritage Property”), for a purchase price of $80,000,000, exclusive of closing costs. The Meritage Property consists of 35 two- and three-story buildings and contains 502 units consisting of 144 one-bedroom apartments, 172 two-bedroom apartments, 106 three-bedroom apartments and 80 four-bedroom apartments. The apartments range in size from 997 to 2,279 square feet and average 1,499 square feet. An acquisition fee of $1,613,069 was earned by the Advisor in connection with the acquisition of the Meritage Property.
Tapestry Park Apartments
On August 13, 2013, the Company acquired a fee simple interest in the Tapestry Park Apartments located in Birmingham, Alabama (the “Tapestry Park Property”), for a purchase price of $32,400,000, exclusive of closing costs. The Tapestry Park Property consists of 6 three- and four-story buildings and contains 223 units consisting of 73 one-bedroom apartments, 117 two-bedroom apartments and 33 three-bedroom apartments. The apartments range in size from 750 to 1,312 square feet and average 1,028 square feet. An acquisition fee of $656,395 was earned by the Advisor in connection with the acquisition of the Tapestry Park Property.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Dawntree Apartments
On August 15, 2013, the Company acquired a fee simple interest in the Dawntree Apartments located in Carrollton, Texas (the “Dawntree Property”), for a purchase price of $24,000,000, exclusive of closing costs. The Dawntree Property consists of 53 two-story buildings and contains 400 units consisting of 192 one-bedroom apartments and 208 two-bedroom apartments. The apartments range in size from 745 to 1,188 square feet and average 975 square feet. An acquisition fee of $486,397 was earned by the Advisor in connection with the acquisition of the Dawntree Property.
Stuart Hall Lofts
On August 27, 2013, the Company acquired a fee simple interest in the Stuart Hall Lofts located in Kansas City, Missouri (the “Stuart Hall Property”), for a purchase price of $16,850,000, exclusive of closing costs. The Stuart Hall Property consists of 1 seven-story building and contains 115 units consisting of 81 one-bedroom apartments, 25 two-bedroom apartments and 9 three-bedroom apartments. The apartments range in size from 1,001 to 1,706 square feet and average 1,220 square feet. An acquisition fee of $342,298 was earned by the Advisor in connection with the acquisition of the Stuart Hall Property.
BriceGrove Park Apartments
On August 29, 2013, the Company acquired a fee simple interest in the BriceGrove Park Apartments located in Canal Winchester, Ohio (the “BriceGrove Property”), for a purchase price of $20,100,000, exclusive of closing costs. The BriceGrove Property consists of 36 two-story buildings and contains 240 units consisting of 240 two-bedroom apartments averaging 1,033 square feet. An acquisition fee of $407,885 was earned by the Advisor in connection with the acquisition of the BriceGrove Property.
Retreat at Hamburg Place
On September 5, 2013, the Company acquired a fee simple interest in the Retreat at Hamburg Place located in Lexington, Kentucky (the “Hamburg Property”), for a purchase price of $16,300,000, exclusive of closing costs. The Hamburg Property consists of 2 three-story buildings and contains 150 units consisting of 66 one-bedroom apartments, 72 two-bedroom apartments and 12 three-bedroom apartments. The apartments range in size from 760 to 1,429 square feet and average 1,002 square feet. An acquisition fee of $327,900 was earned by the Advisor in connection with the acquisition of the Hamburg Property.
Cantare at Indian Lake Village
On September 24, 2013, the Company acquired a fee simple interest in the Cantare at Indian Lake Village located in Hendersonville, Tennessee (the “Indian Lake Property”), for a purchase price of $29,000,000, exclusive of closing costs. The Indian Lake Property consists of 3 three-story buildings and contains 206 units consisting of 80 one-bedroom apartments, 120 two-bedroom apartments and 6 three-bedroom apartments. The apartments range in size from 739 to 1,433 square feet and average 1,011 square feet. An acquisition fee of $582,058 was earned by the Advisor in connection with the acquisition of the Indian Lake Property.
Landing at Mansfield
On September 27, 2013, the Company acquired a fee simple interest in the Landing at Mansfield located in Mansfield, Texas (the “Mansfield Property”), for a purchase price of $30,900,000, exclusive of closing costs. The Mansfield Property consists of 15 three-story buildings and contains 336 units consisting of 180 one-bedroom apartments, 144 two-bedroom apartments and 12 three-bedroom apartments. The apartments range in size from 740 to 1,202 square feet and average 856 square feet. An acquisition fee of $625,273 was earned by the Advisor in connection with the acquisition of the Mansfield Property.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

The Heights Apartments
On September 30, 2013, the Company acquired a fee simple interest in The Heights Apartments located in Houston, Texas (the “Heights Property”), for a purchase price of $37,000,000, exclusive of closing costs. The Heights Property consists of 30 two-story buildings and contains 504 units consisting of 376 one-bedroom apartments and 128 two-bedroom apartments. The apartments range in size from 683 to 946 square feet and average 750 square feet. An acquisition fee of $748,680 was earned by the Advisor in connection with the acquisition of the Heights Property.
The purchase price for the Company’s acquisitions during the three months ended September 30, 2013 was allocated as follows as of the respective closing dates of each acquisition:

Property Name	Purchase Date	Land	Building and Improvements	Tenant Origination and Absorption Costs	Other Intangible Assets	Below-Market Leases	Premium on Assumed Liabilities(1)	Total Purchase Price
Arbors at Carrollton	7/3/2013	$1,424,432	$7,336,337	$224,190	$—	$—	$(184,959)	$8,800,000
Waterford on the Meadow	7/3/2013	2,625,024	20,283,965	565,166	—	—	(374,155)	23,100,000
The Belmont	7/26/2013	1,550,028	10,901,867	362,643	—	—	(714,538)	12,100,000
Meritage at Steiner Ranch	8/6/2013	7,353,620	71,905,590	1,450,783	—	(709,993)	—	80,000,000
Tapestry Park Apartments	8/13/2013	1,844,031	30,045,327	622,323	—	(111,681)	—	32,400,000
Dawntree Apartments	8/15/2013	3,135,425	21,151,008	602,461	—	—	(888,894)	24,000,000
Stuart Hall Lofts	8/27/2013	1,585,035	13,593,300	284,759	1,386,906	—	—	16,850,000
BriceGrove Park Apartments	8/29/2013	1,596,212	18,052,968	450,820	—	—	—	20,100,000
Retreat at Hamburg Place	9/5/2013	1,605,839	14,366,246	327,915	—	—	—	16,300,000
Cantare at Indian Lake Village	9/24/2013	2,489,757	26,048,742	461,501	—	—	—	29,000,000
Landing at Mansfield	9/27/2013	3,375,831	26,891,705	632,464	—	—	—	30,900,000
The Heights Apartments	9/30/2013	9,869,925	25,768,344	1,361,731	—	—	—	37,000,000
		$38,455,159	$286,345,399	$7,346,756	$1,386,906	$(821,674)	$(2,162,546)	$330,550,000
________________

(1)	Loan premiums are amortized to interest expense over the remaining term of the assumed loan.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

As of September 30, 2013 and December 31, 2012, accumulated depreciation and amortization related to the Company's consolidated real estate properties and related intangibles were as follows:

	September 30, 2013
	Assets					Liabilities
	Land	Building and Improvements	Tenant Origination and Absorption	Other Intangible Assets	Total Real Estate	Below-Market Leases
Investments in real estate	$110,537,996	$998,302,152	$25,035,749	$2,644,263	$1,136,520,160	$(1,410,728)
Less: Accumulated depreciation and amortization	—	(29,819,074)	(18,499,012)	(48,236)	(48,366,322)	836,654
Net investments in real estate and related lease intangibles	$110,537,996	$968,483,078	$6,536,737	$2,596,027	$1,088,153,838	$(574,074)

	December 31, 2012
	Assets					Liabilities
	Land	Building and Improvements	Tenant Origination and Absorption	Other Intangible Assets	Total Real Estate	Below-Market Leases
Investments in real estate	$52,128,526	$512,420,903	$13,496,020	$—	$578,045,449	$(440,052)
Less: Accumulated depreciation and amortization	—	(9,515,773)	(8,557,589)	—	(18,073,362)	138,703
Net investments in real estate and related lease intangibles	$52,128,526	$502,905,130	$4,938,431	$—	$559,972,087	$(301,349)
Depreciation and amortization expenses were $11,796,884 and $30,292,960 for the three and nine months ended September 30, 2013, and $4,147,366 and $9,471,699 for the three and nine months ended September 30, 2012, respectively.
The increase in net loss as a result of amortization of the Company’s tenant origination and absorption costs was $3,335,946 and $9,941,423 for the three and nine months ended September 30, 2013, and $1,814,862 and $4,662,452 for the three and nine months ended September 30, 2012, respectively. Tenant origination and absorption costs had a weighted-average amortization period as of the date of acquisition of less than one year.
The increase in rental income as a result of the accretion of the Company’s below-market lease intangible liabilities for the three and nine months ended September 30, 2013 was $271,633 and $697,951, and $0 for each of the three and nine months ended September 30, 2012. The Company’s below-market lease intangible liabilities had a weighted-average accretion period as of the date of acquisition of less than one year.
Operating Leases
As of September 30, 2013, the Company’s real estate portfolio comprised 12,189 apartment homes and was 93.5% occupied by a diverse group of residents. For each of the three and nine months ended September 30, 2013 and 2012, the Company’s real estate portfolio earned approximately 99% of its rental income from residential tenants and approximately 1% of its rental income from commercial office tenants. The residential tenant lease terms consist of lease durations equal to twelve months or less. The commercial office tenant leases consist of lease durations varying from three to five years.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Some residential and commercial leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit and/or a letter of credit for commercial tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payables and accrued liabilities in the accompanying consolidated balance sheets and totaled $3,044,870 and $1,809,508 as of September 30, 2013 and December 31, 2012, respectively.
The future minimum rental receipts from the Company’s properties under non-cancelable operating leases attributable to commercial office tenants as of September 30, 2013 and thereafter is as follows:

October 1 through December 31, 2013	$97,677
2014	299,863
2015	217,198
2016	188,789
2017	187,680
Thereafter	31,280
$1,022,487
As of September 30, 2013 and December 31, 2012, no tenant represented over 10% of the Company’s annualized base rent and there were no significant industry concentrations with respect to its commercial leases.
4. Deferred Financing Costs and Other Assets
As of September 30, 2013 and December 31, 2012, deferred financing costs and other assets, net of accumulated amortization, consisted of:

	September 30, 2013	December 31, 2012
Deferred financing costs	$7,216,704	$3,789,591
Less: accumulated amortization	(950,826)	(259,688)
	6,265,878	3,529,903
Prepaid expenses	2,139,854	975,843
Interest rate cap agreements	2,752,136	133,109
Escrow deposits for pending real estate acquisitions	3,300,210	1,175,100
Deposits	1,048,260	389,756
	$15,506,338	$6,203,711

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

5. Debt
Mortgage Notes Payable
The following is a summary of notes payable secured by real property as of September 30, 2013 and December 31, 2012:

					Principal Outstanding at
	Property Name	Payment Type	Maturity Date	Interest Rate(1)	September 30, 2013	December 31, 2012
1	Lincoln Tower	Principal and interest	May 1, 2019	3.66%	$8,489,755	$8,652,963
2	Park Place(2)	Principal and interest(3)	July 1, 2018	3.50%	5,000,000	5,000,000
3	Arbor Pointe	Principal and interest	June 1, 2018	4.86%	5,026,943	5,087,013
4	Clarion Park	Principal and interest	July 1, 2018	4.58%	8,669,736	8,778,412
5	Cooper Creek	Principal and interest(3)	September 1, 2018	3.89%	6,655,106	6,743,782
6	Truman Farm Villas	Principal and interest(3)	January 1, 2019	3.78%	5,845,174	5,915,000
7	Prairie Walk	Principal and interest(3)	January 1, 2019	3.74%	3,917,845	3,965,000
8	EBT Lofts	Principal and interest(3)	January 1, 2019	3.82%	5,524,499	5,590,000
9	Windsor	Interest only	May 1, 2042	Variable(4)(5)	23,500,000	23,500,000
10	Renaissance(6)	Principal and interest(3)	January 1, 2023	3.85%	9,084,000	9,084,000
11	Spring Creek(7)	Principal and interest	February 1, 2018	4.88%	13,995,040	14,236,229
12	Montclair Parc	Principal and interest	May 1, 2019	3.70%	24,423,169	24,766,709
13	Sonoma Grande	Principal and interest(8)	June 1, 2019	3.31%	22,540,000	22,540,000
14	Estancia(9)	Interest only	October 1, 2017(10)	5.94%	21,934,395	22,203,718
15	Montelena(11)	Principal and interest(12)	August 1, 2018	4.82%	12,694,721	12,817,796
16	Valley Farms	Principal and interest	January 1, 2020	4.25%	10,287,613	10,400,000
17	Hilliard Park	Principal and interest(3)	October 1, 2022	3.62%	13,860,000	13,860,000
18	Sycamore Terrace	Principal and interest	December 1, 2019	1-Mo LIBOR + 3.44%	11,393,049	11,550,000
19	Hilliard Summit	Principal and interest(3)	October 1, 2022	3.56%	16,800,000	16,800,000
20	Springmarc	Principal and interest(3)	November 1, 2019	3.69%	15,470,000	15,470,000
21	Ashley Oaks(13)	Principal and interest(3)	November 1, 2021	1-Mo LIBOR + 2.35%	21,712,000	21,712,000
22	Arrowhead	Principal and interest(3)	December 1, 2019	3.38%	12,562,000	12,562,000
23	The Moorings	Principal and interest(3)	December 1, 2019	3.37%	15,187,000	15,187,000
24	Forty 57	Principal and interest(14)	January 1, 2023	3.73%	38,500,000	38,500,000
25	Keystone Farms	Principal and interest(3)	January 1, 2023	3.86%	6,200,000	6,200,000
26	Riverford Crossing	Principal and interest(14)	January 1, 2023	3.78%	21,900,000	21,900,000
27	South Pointe	Interest only	June 3, 2013	6.00%	—	2,275,000
28	Montecito Property	Principal and interest(3)	January 1, 2020	3.47%	14,250,000	14,250,000

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

					Principal Outstanding at
	Property Name	Payment Type	Maturity Date	Interest Rate(1)	September 30, 2013	December 31, 2012
29	Hilliard Grand	Principal and interest	August 1, 2052	5.59%	$29,102,869	$29,255,766
30	The Hills at Fair Oaks	Principal and interest(14)	February 1, 2023	4.02%	24,767,000	—
31	Library Lofts	Principal and Interest	April 1, 2020	3.66%	9,155,807	—
32	Trails at Buda Ranch(15)	Principal and interest(3)	April 1, 2023	1-Mo LIBOR + 2.42%	17,030,000	—
33	Deep Deuce at Bricktown(16)	Principal and interest	April 1, 2018	5.04%	24,776,382	—
34	Deep Deuce at Bricktown — Supplemental Loan	Principal and interest	April 1, 2018	4.73%	2,790,087	—
35	Deer Valley(17)	Principal and interest(3)	May 1, 2023	1-Mo LIBOR + 2.40%	20,875,000	—
36	Grayson Ridge(18)	Principal and interest(3)	July 1, 2020	1-Mo LIBOR + 2.63%	10,725,000	—
37	Rosemont Olmos Park (18)	Principal and interest(14)	July 1, 2020	1-Mo LIBOR + 2.65%	15,100,000	—
38	Retreat at Quail North(19)	Principal and interest	January 1, 2053	4.80%	17,230,008	—
39	The Lodge at Trails Edge(20)	Principal and interest	November 1, 2020	4.47%	11,019,472	—
40	The Lodge at Trails Edge — Supplemental Loan	Principal and interest	November 1, 2020	5.75%	1,942,000	—
41	Arbors of Carrollton(21)	Principal and interest	December 1, 2020	4.83%	5,421,486	—
42	Arbors of Carrollton — Supplemental Loan	Principal and interest	December 1, 2020	4.83%	990,343	—
43	Waterford on the Meadow(22)	Principal and interest	December 1, 2020	4.70%	14,221,216	—
44	Waterford on the Meadow — Supplemental Loan	Principal and interest	December 1, 2020	4.78%	2,771,701	—
45	The Belmont(23)	Principal and interest	March 1, 2021	5.91%	9,548,457	—
46	Meritage at Steiner Ranch(24)	Principal and interest(3)	September 1, 2020	1-Mo LIBOR + 2.47%	55,500,000	—
47	Tapestry Park(25)	Principal and interest(3)	October 1, 2020	1-Mo LIBOR + 2.44%	23,100,000	—
48	Dawntree(26)	Principal and interest(27)	August 6, 2021	5.48%	16,054,509	—
49	Stuart Hall(28)	Principal and interest(3)	September 1, 2020	1-Mo LIBOR + 2.75%	12,407,000	—
50	BriceGrove Park(29)	Principal and interest(3)	October 1, 2020	1-Mo LIBOR + 2.58%	14,985,000	—
51	Landing at Mansfield(30)	Principal and interest(3)	October 1, 2020	1-Mo LIBOR + 2.69%	22,750,000	—
52	The Heights(30)	Principal and interest(3)	October 1, 2020	1-Mo LIBOR + 2.60%	29,014,000	—
					$766,699,382	$408,802,388

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

_____________________________

(1)
Except as otherwise noted, interest on the notes accrues at a fixed rate per annum. At September 30, 2013, the weighted-average interest rate of our fixed rate debt and variable rate debt was 4.28% and 2.72%, respectively. The weighted-average interest rate of our blended fixed and variable rates was 3.71% at September 30, 2013.

(2)	On June 18, 2013, the loan was modified to extend the maturity date to July 1, 2018 and the interest rate was reduced to a fixed rate per annum of 3.50%.

(3)	A monthly payment of interest only is due and payable for twelve months from the loan date, after which, a monthly payment of principal and interest is due and payable until the maturity date.

(4)
The loan was originally funded with proceeds from the issuance of Iowa Finance Authority Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007A in the original aggregate principal amount of $24,000,000 (the “Bonds”) pursuant to an Indenture of Trust dated May 1, 2007 (the “Indenture”) by and between the issuer and The Bank of New York Mellon Trust Company, N.A. (the “Bond Trustee”), as trustee for the holders of the Bonds. Pursuant to the loan documents, the Company is required to pay, or cause to be paid, to the Bond Trustee on each date on which any payment of the principal of, premium, if any, or interest on the Bonds is due (whether on an interest payment date, at maturity or upon redemption or acceleration), an amount which, together with the funds held by the Bond Trustee in a bond fund, will be sufficient to enable the Bond Trustee to pay the principal of, premium, if any, and interest on the Bonds due on such date. The loan will bear interest at a rate equal to the interest rate borne from time to time by the Bonds, calculated on the same basis and to be paid by the Company at the same time as interest on the Bonds is calculated and paid from time to time. Interest on the Bonds is calculated by the remarketing agent and is equal to the interest rate per annum, which in the professional judgment of the remarketing agent having due regard for prevailing market conditions, would be the minimum interest rate necessary to cause the sale of the Bonds on the first day of an interest period at a price equal to 100% of the principal amount of the Bonds plus accrued interest. The Bonds currently bear interest at a weekly rate.

(5)	The Company entered into an interest rate cap, which limits the SIFMA portion of the interest rate to 3.00% through January 31, 2017 and 5.00% through January 31, 2019.

(6)
On December 27, 2012, the Company refinanced the existing mortgage loan secured by the Renaissance property with the proceeds of a new mortgage loan in the aggregate principal amount of $9,084,000. A portion of the proceeds from the new loan were used to retire $7,000,000 of principal and accrued interest outstanding on the existing mortgage loan.

(7)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $440,433. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $25,357 and $76,071, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

(8)	A monthly payment of interest only is due and payable through June 1, 2014, after which, a monthly payment of principal and interest is due and payable until the maturity date.

(9)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $1,434,395. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $89,774 and $269,322, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

(10)	The Company has the option to extend the maturity date to October 1, 2018, subject to customary and market rate extension provisions.

(11)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $708,020. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $36,592 and $109,776, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

(12)	A monthly payment of interest only was due and payable through August 1, 2013, after which, a monthly payment of principal and interest is due and payable until the maturity date.

(13)	The Company entered into an interest rate cap that limits the London Interbank Offered Rate (“LIBOR”) portion of the interest rate to 5.00% through November 1, 2016.

(14)	A monthly payment of interest only is due and payable for 24 months from the loan date, after which, a monthly payment of principal and interest is due and payable until the maturity date.

(15)	The Company entered into an interest rate cap that limits the LIBOR portion of the interest rate to 2.00% through April 1, 2018.

(16)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $1,414,980. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $78,799 and $160,986, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

(17)	The Company entered into an interest rate cap that limits the LIBOR portion of the interest rate to 2.00% through May 1, 2018.

(18)	The Company entered into an interest rate cap that limits the LIBOR portion of the interest rate to 2.00% through July 1, 2017.

(19)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $472,977. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $1,817 and $3,376, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

(20)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $113,002. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $3,968 and $4,718, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

(21)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $178,724. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $6,235 and $6,235, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

(22)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $361,543. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $12,612 and $12,612, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

(23)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $697,314. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $17,224 and $17,224, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

(24)	The Company entered into an interest rate cap that limits the LIBOR portion of the interest rate to 2.00% through September 1, 2017.

(25)	The Company entered into an interest rate cap that limits the LIBOR portion of the interest rate to 3.56% through October 1, 2017.

(26)
The principal balance at September 30, 2013 includes the unamortized portion of the debt premium of $872,509. During the three and nine months ended September 30, 2013, the Company recorded amortization of debt premiums of $16,385 and $16,385, respectively, as an offset to interest expense in the accompanying consolidated statements of operations.

(27)	A monthly payment of interest only is due and payable through August 6, 2014, after which, a monthly payment of principal and interest is due and payable until the maturity date.

(28)	The Company entered into an interest rate cap that limits the LIBOR portion of the interest rate to 3.50% through September 1, 2017.

(29)	The Company entered into an interest rate cap that limits the LIBOR portion of the interest rate to 3.42% through October 1, 2017.

(30)	The Company entered into an interest rate cap that limits the LIBOR portion of the interest rate to 2.50% through October 1, 2017.
Revolving Credit Facility
On October 22, 2012, the Company entered into an unsecured revolving line of credit with PNC Bank, N.A. to borrow up to $5,000,000. On April 25, 2013, the Company amended the credit facility to increase the borrowing capacity to $20,000,000. Each advance under the facility is due within 180 days from the date of the advance and all unpaid principal and interest is due and payable in full on April 25, 2014.
For each advance, the Company has the option to select the interest rate from the following options: (1) 2.0% plus the highest of (A) the Prime Rate (as defined in the credit agreement), (B) the sum of the Federal Funds Rate (as defined in the credit agreement) plus 0.50%, and (C) daily LIBOR plus 1.0% or (2) LIBOR plus 3.0%. For each advance wherein one of the LIBOR options is selected by the Company, the Company may select either the one-month LIBOR, three-month LIBOR or six-month LIBOR. As of September 30, 2013, no amounts were outstanding on the credit facility.
The following is a summary of the Company's aggregate maturities as of September 30, 2013:

		Remainder of 2013	Maturities During the Years Ending December 31,
Contractual Obligation	Total		2014	2015	2016	2017	Thereafter
Principal payments on outstanding debt obligations(1)	$766,699,382	$1,864,488	$9,346,784	$13,800,577	$14,329,524	$35,206,489	$692,151,520
_____________________________

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

(1)
Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts include the amortization of the debt premiums associated with certain notes payable.

The Company’s notes payable contain customary financial and non-financial debt covenants. As of September 30, 2013 and December 31, 2012, the Company was in compliance with all financial debt covenants.
For the three and nine months ended September 30, 2013, the Company incurred interest expense of $7,015,217 and $15,869,427. Interest expense for the three and nine months ended September 30, 2013 includes amortization of deferred financing costs of $295,391 and $691,138, amortization of loan premiums of $288,763 and $676,705, and net unrealized losses from the change in fair value of interest rate caps of $730,408 and $356,553, respectively.
For the three and nine months ended September 30, 2012, the Company incurred interest expense of $1,800,346 and $3,887,837. Interest expense for the three and nine months ended September 30, 2012 includes amortization of deferred financing costs of $79,132 and $182,692, amortization of loan premiums of $147,002 and $180,625, and net unrealized losses from the change in fair value of interest rate caps of $65,987 and $171,320, respectively.
Interest expense of $2,097,865 and $852,105 was payable as of September 30, 2013 and December 31, 2012, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.
As of September 30, 2013, the Company’s weighted-average interest rate on its outstanding debt was 3.71%.
Letter of Credit
In connection with the acquisition of the Windsor on the River Apartments, PNC Bank, National Association (the “Credit Provider”) issued a Letter of Credit to the Bond Trustee up to an aggregate of $23,789,727. The purpose of the Letter of Credit is to provide the Bond Trustee with funds for the payment of principal and interest on the Bonds and the purchase price of the Bonds that have been tendered pursuant to the tender provisions of the Indenture to the extent remarketing proceeds or other funds are not available for such purposes. The Letter of Credit will expire on January 25, 2017. Pursuant to a Reimbursement and Credit Agreement (the “Reimbursement Agreement”) by and between the Company, the Credit Provider and the Bond Trustee, the Company will reimburse the Credit Provider for all amounts paid by the Credit Provider to the Bond Trustee pursuant to a draw on the Letter of Credit on the day that the Credit Provider pays such amounts to the Bond Trustee. Interest on any amounts due under the Reimbursement Agreement will accrue from the date such amounts become due and payable until paid in full at a rate per annum equal to a fluctuating rate established by the Reimbursement Agreement plus 3.00%, subject to certain exceptions.
The Company paid a nonrefundable fee in connection with the origination of the Letter of Credit in the amount of $118,950. In addition, the Company will pay the Credit Provider an annual fee based upon a fixed percentage of the Letter of Credit Amount (the “Facility Fee”). The Facility Fee is: (1) for the period commencing on the closing date and ending on the day immediately preceding the first anniversary of the closing date (which occurred on January 26, 2013), 2.00% per annum; (2) for the period commencing on the first anniversary of the closing date and ending on the day immediately preceding the third anniversary of the closing date, 2.25% per annum; and (3) for the period commencing on the third anniversary of the closing date and thereafter, 2.50% per annum.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

6. Stockholders’ Equity
General
Under the Company’s Second Articles of Amendment and Restatement (the “Charter”), the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share and 100,000,000 shares designated as preferred stock with a par value of $0.01 per share.
Common Stock
The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.
During 2009, the Company issued 22,223 shares of common stock to the Sponsor for $200,007. As of September 30, 2013, the Company had issued 49,640,608 shares of common stock in its Private Offering and Public Offering for offering proceeds of $434,057,384, net of offering costs of $66,659,240, including 1,132,232 shares of common stock pursuant to the DRP for total proceeds of $10,959,793. The offering costs primarily consist of selling commissions and dealer manager fees. Offering proceeds include $2,438,071 and $590,856 of amounts receivable from the Company’s transfer agent as of September 30, 2013 and December 31, 2012, respectively, which are included in rents and other receivables in the accompanying consolidated balance sheets.
During the nine months ended September 30, 2013, the Company granted 10,000 shares of restricted stock to its independent directors at a weighted average fair value of $10.24 as compensation for services in connection with their re-election to the board of directors at the Company’s 2013 annual meeting of stockholders. During the year ended December 31, 2012, the Company granted 17,500 shares of restricted stock to its independent directors at a weighted average fair value of $9.23 as compensation for services in connection with their initial election or re-election to the board of directors at the Company’s 2012 annual meeting of stockholders. During the year ended December 31, 2011, the Company granted 7,500 shares of restricted common stock to its independent directors pursuant to the Company’s independent directors’ compensation plan at a fair value of $9.10 per share in connection with their re-election to the board of directors at the Company’s 2011 annual meeting of stockholders and 5,000 shares of restricted common stock to one of its then independent directors at a fair value of $9.10 per share in connection with her initial election to the board of directors. During 2010, the Company granted 15,000 shares of restricted common stock to its independent directors pursuant to the Company’s independent directors’ compensation plan at a fair value of $8.55 per share in connection with the Company raising $2,000,000 in the Private Offering. The shares of restricted common stock vest and become non-forfeitable in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant and will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.
Included in general and administrative expenses is $45,238 and $83,034 for the three and nine months ended September 30, 2013 and $30,622 and $50,005 for the three and nine months ended September 30, 2012, respectively, for compensation expense related to the issuance of restricted common stock. The weighted average remaining term of the restricted common stock is 1.42 years as of September 30, 2013.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Convertible Stock
The Company issued 1,000 shares of Convertible Stock to the Advisor for $1,000. The Convertible Stock will convert into shares of the Company’s common stock if and when: (A) the Company has made total distributions on the then outstanding shares of common stock equal to the original issue price of those shares plus an aggregate 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) subject to specified conditions, the Company lists the common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed by the Company (other than for “cause” as defined in the Advisory Agreement). A “listing” will also be deemed to have occurred on the effective date of any merger of the Company in which the consideration received by the holders of the Company’s common stock is the securities of another issuer that are listed on a national securities exchange. Upon conversion, each share of Convertible Stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (1) the Company’s “enterprise value” (as defined in the Charter) plus the aggregate value of distributions paid to date on the outstanding shares of common stock exceeds (2) the aggregate purchase price paid by the stockholders for those shares plus an aggregate 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event of a termination or non-renewal of the Advisory Agreement by the Company for cause, the Convertible Stock will be redeemed by the Company for $1.00.
Preferred Stock
The Charter also provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of September 30, 2013 and December 31, 2012, no shares of the Company’s preferred stock were issued and outstanding.
Distribution Reinvestment Plan
The Company’s board of directors has approved the DRP through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP was $9.50. Effective September 10, 2012, shares of the Company's common stock are issued pursuant to the DRP at a price of $9.73 per share or 95% of the current offering price of $10.24 per share. The Company’s board of directors may, in its sole discretion, from time to time, change this price based upon changes in the Company’s estimated value per share, the then current price of shares of the Company’s common stock in the Public Offering and other factors that the Company’s board of directors deems relevant.
No sales commissions or dealer manager fees are payable on shares sold through the DRP. The Company’s board of directors may terminate the DRP at its discretion at any time upon ten days notice to the Company’s stockholders. Following any termination of the DRP, all subsequent distributions to stockholders will be made in cash.
Share Repurchase Plan and Redeemable Common Stock
The Company’s repurchase plan may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Prior to the completion of the Company’s Offering Stage (as defined below), the purchase price for shares repurchased under the Company’s share repurchase plan will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Purchase Price
2 years	95.0% of Purchase Price
3 years	97.5% of Purchase Price
4 years	100.0% of Purchase Price
In the event of a stockholder’s death or disability(2)	Average Issue Price for Shares(3)
After the completion of the Company’s Offering Stage, the purchase price for shares repurchased under the Company’s share repurchase plan will be as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share(4)
2 years	95.0% of Estimated Value per Share(4)
3 years	97.5% of Estimated Value per Share(4)
4 years	100.0% of Estimated Value per Share(4)
In the event of a stockholder’s death or disability(2)	Average Issue Price for Shares(3)
________________

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock.

(2)
The required one year holding period to be eligible to redeem shares under the Company’s share repurchase plan does not apply in the event of death or disability of a stockholder. For purposes of the Company’s share repurchase plan a “disability” means (a) the stockholder has received a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (b) the determination of such disability was made by the governmental agency responsible for reviewing and awarding the disability retirement benefits that the stockholder could be eligible to receive, which the Company refers to as the “applicable governmental agency.” The applicable governmental agencies are limited to the following: (i) the Social Security Administration; (ii) the U.S. Office of Personnel Management with respect to disability benefits under the Civil Service Retirement System (“CSRS”); or (iii) the Veteran’s Administration; and in each case, the agency charged with administering disability benefits at that time on behalf of one of the applicable governmental agencies. Disability determinations by governmental agencies other than those listed above, including, but not limited to, worker’s compensation insurance or the administration or enforcement of the Rehabilitation Act of 1973, as amended, or the Americans with Disabilities Act of 1990, as amended, will not entitle a stockholder to the terms available for the repurchase of shares. Repurchase requests following an award by the applicable governmental agency of disability Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge,

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

as the case may be, or such other documentation issued by the applicable governmental agency that the Company deems acceptable and demonstrates an award of the disability benefits. As the following disabilities generally do not entitle a worker to Social Security or related disability benefits, they will not qualify as a “disability” for purposes of our share repurchase plan: (a) disabilities occurring after the legal retirement age; (b) temporary disabilities; and (c) disabilities that do not render a worker incapable of performing substantial gainful activity. However, where a stockholder requests the repurchase of shares due to a disability and the stockholder does not have a disability that meets the definition described above, but is subject to similar circumstances, the Company’s board of directors may repurchase the stockholder’s shares, in its sole discretion.

(3)	The purchase price per share for shares redeemed upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

(4)
For purposes of the share repurchase plan, the “Estimated Value per Share” will equal the purchase price until the day the Company publicly discloses, subsequent to completion of the Offering Stage, a new Estimated Value per Share. Thereafter, the Estimated Value per Share is determined by the board of directors, based on periodic valuations by independent third-party appraisers and qualified independent valuation experts selected by the Advisor.

The purchase price per share for shares repurchased pursuant to the share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sales.
The Company will consider the Company’s Offering Stage complete on the first date that the Company is no longer publicly offering equity securities that are not listed on a national securities exchange, whether through the Public Offering or follow-on public equity offerings, provided the Company has not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, the Company does not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).
Repurchases of shares of the Company’s common stock will be made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior the Repurchase Date. During the three and nine months ended September 30, 2013, the Company redeemed a total of 30,251 and 90,843 shares with a total redemption value of $286,561 and $869,253 and received requests for the redemption of 56,342 and 122,527 shares with a total redemption value of $519,959 and $1,167,466, respectively.
As of September 30, 2013, the Company had 60,482 shares of outstanding and unfulfilled redemption requests and recorded $567,484 in accounts payable and accrued liabilities on the accompanying consolidated balance sheet related to these unfulfilled redemption requests. The Company redeemed 38,396 of the outstanding redemption requests as of September 30, 2013 totaling $377,047 on the October 31, 2013 redemption date.
The Company cannot guarantee that the amounts allocated for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that the Company does not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests have been submitted in any quarter, priority will be given to redemption requests in the case of the death or disability of a stockholder. If the Company repurchases less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, the requesting stockholder may (1) withdraw the request for repurchase or (2) ask that the Company honor the request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase plan and when sufficient funds are available. Such pending requests will be honored among all requests for redemptions in any given

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

redemption period as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability; and, next, pro rata as to other redemption requests.
The Company is not obligated to repurchase shares of the Company’s common stock under the share repurchase plan. The Company presently intends to limit the number of shares to be repurchased in any calendar year to those that could be funded from the net proceeds from the sale of shares pursuant to the DRP and in no event shall the shares redeemed in any calendar year exceed 5% of the weighted average number of shares of the Company’s common stock outstanding during the prior calendar year. There is no fee in connection with a repurchase of shares of the Company’s common stock.
The aggregate amount of repurchases under the Company’s share repurchase plan is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to the DRP. However, if this amount is not sufficient to fund repurchase requests, subject to the 5% limitation outlined above, the Company’s board of directors may, in its sole discretion, choose to use other sources of funds to repurchase shares of the Company’s common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets.
In addition, the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase plan at any time upon 30 days notice to the Company’s stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of the Company’s stockholders. Therefore, stockholders may not have the opportunity to make a repurchase request prior to any potential termination of the Company’s share repurchase plan.
Pursuant to the share repurchase plan, for the three and nine months ended September 30, 2013, the Company reclassified $2,854,875 and $6,174,002, net of $286,561 and $869,253 of fulfilled redemption requests, and for the three and nine months ended September 30, 2012, the Company reclassified $828,319 and $1,735,741, net of $88,012 and $381,147 of fulfilled redemption requests, respectively, from permanent equity to temporary equity, which is included as redeemable common stock on the accompanying consolidated balance sheets. The redeemable common stock balance at any given time will consist of (1) DRP proceeds from the prior year plus (2) DRP proceeds from the current year through the current period less (3) actual current year redemptions paid or pending redemption.
Distributions
The Company’s long-term policy is to pay distributions from cash flow from operations. However, the Company expects to have insufficient cash flow from operations available for distribution until it makes substantial investments. In order to provide additional available funds to pay distributions, under certain circumstances the Company’s obligation to pay all fees due to the Advisor from the Company pursuant to the Advisory Agreement will be deferred up to an aggregate amount of $5,000,000 through the date the SEC declares effective the registration statement for the Company's follow-on offering. If, during any calendar quarter during this period, the distributions paid by the Company exceed funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts, plus (1) any acquisition expenses and acquisition fees expensed that are related to any property, loan or other investment acquired or expected to be acquired, and (2) any non-operating, non-cash charges incurred, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges, for the quarter, which is defined in the Advisory Agreement as “Adjusted Funds From Operations,” the payment of fees the Company is obligated to pay the Advisor will be deferred in an amount equal to the amount by which distributions paid to stockholders for the quarter exceed Adjusted Funds From Operations for such quarter up to an amount equal to a 7.0% cumulative non-compounded annual return on stockholders’ invested capital, pro-rated for such quarter. As of

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

September 30, 2013 and December 31, 2012, $3,679,697 and $2,399,153, respectively, of fees had been deferred pursuant to the Advisory Agreement.
For purposes of calculating the amount of fees that may be deferred pursuant to the Advisory Agreement, the amount of distributions paid during a fiscal quarter shall include the value of shares of the Company’s common stock distributed pursuant to the DRP. Additionally, for purposes of calculating the difference between Adjusted Funds From Operations and the amount of distributions paid during a measurement period, if Adjusted Funds From Operations during such period is negative, Adjusted Funds From Operations shall be deemed to be zero.
The Company is only obligated to pay the Advisor its deferred fees if and to the extent that cumulative Adjusted Funds From Operations for the period beginning on the date of the commencement of the Private Offering through the date of any such payment exceed the lesser of (1) the cumulative amount of any distributions paid to stockholders as of the date of such payment or (2) distributions (including the value of shares issued pursuant to the DRP) equal to a 7.0% cumulative, non-compounded, annual return on invested capital for the period from the commencement of the Public Offering through the date of such payment. The Company’s obligation to pay the deferred fees will survive the termination of the Advisory Agreement and will continue to be subject to the repayment conditions above. The Company will not pay interest on the deferred fees if and when such fees are paid to the Advisor.
Distributions Declared
Distributions declared to date (1) accrue daily to stockholders of record as of the close of business on each day, (2) are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month, and (3) are calculated at a rate of $0.001964 per share per day, which if paid each day over a 365-day period is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. Prior to September 10, 2012, distributions were calculated at a rate of $0.001917 per share of common stock, which was equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.00 per share of common stock. Stockholders may elect to receive cash distributions or purchase additional shares through the DRP.
Distributions declared for the three and nine months ended September 30, 2013 were $7,736,858 and $17,918,222, including $3,517,153 and $7,913,859, or 361,475 and 813,346 shares of common stock, respectively, attributable to the DRP.
Distributions declared for the three and nine months ended September 30, 2012 were $2,422,753 and $4,925,474, including $1,024,222 and $2,063,297, or 107,813 and 217,189 shares of common stock, respectively, attributable to the DRP.
As of September 30, 2013 and December 31, 2012, $2,783,244 and $1,343,399 distributions declared were payable, which included $1,290,092 and $566,840 of distributions reinvested pursuant to the DRP, respectively.
Distributions Paid
For the three and nine months ended September 30, 2013, the Company paid cash distributions of $3,884,480 and $9,287,770, which related to distributions declared for each day in the period from June 1, 2013 through August 31, 2013 and December 1, 2012 through August 31, 2013, respectively. Additionally, for the three and nine months ended September 30, 2013, 322,845 and 739,014 shares of common stock were issued pursuant to the DRP for gross offering proceeds of $3,141,286 and $7,190,607, respectively. For the three and nine months ended September 30, 2013, the Company paid total distributions of $7,025,766 and $16,478,377.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

For the three and nine months ended September 30, 2012, the Company paid cash distributions of $1,133,942 and $2,432,092, which related to distributions declared for each day in the period from June 1, 2012 through August 31, 2012 and December 1, 2011 through August 31, 2012, respectively. Additionally, for the three and nine months ended September 30, 2012, 87,414 and 182,929 shares of common stock were issued pursuant to the DRP for gross offering proceeds of $830,430 and $1,737,817, respectively. For the three and nine months ended September 30, 2012, the Company paid total distributions of $1,964,372 and $4,169,909.
7. Related Party Arrangements
The Company has entered into the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager with respect to the Public Offering. Pursuant to the Advisory Agreement and Dealer Manager Agreement, the Company is obligated to pay the Advisor and the Dealer Manager specified fees upon the provision of certain services related to the Public Offering, the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). Subject to the limitations described below, the Company is also obligated to reimburse the Advisor and its affiliates for organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company, and the Company is obligated to reimburse the Advisor and its affiliates for acquisition and origination expenses and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company. As discussed in Note 6, in certain circumstances, the Company’s obligation to pay some or all of the fees due to the Advisor pursuant to the Advisory Agreement will be deferred up to an aggregate amount of $5,000,000.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Amounts attributable to the Advisor and its affiliates incurred for the three and nine months ended September 30, 2013 and 2012 are as follows:

	Incurred For the		Incurred For the
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$1,938,575	$536,703	$4,693,441	$1,106,158
Acquisition fees(1)	6,685,425	1,891,563	11,109,354	5,141,503
Acquisition expenses(2)	961,309	233,819	3,137,320	667,078
Property management
Fees(1)	856,214	270,683	2,076,074	589,551
Reimbursement of onsite personnel(3)	2,422,532	863,593	5,711,505	1,814,238
Other fees(1)	242,300	91,444	580,567	91,444
Other operating expenses(4)	272,592	263,498	719,349	1,211,683
Consolidated Balance Sheets:
Capitalized to real estate
Construction management fees	111,758	—	111,758	—
Additional paid-in-capital
Other offering costs reimbursement	2,354,814	4,513,646	7,576,484	7,483,880
Selling commissions	7,698,530	4,707,202	16,276,716	8,052,738
Dealer management fees	4,392,019	2,772,002	9,246,723	4,678,637
	$27,936,068	$16,144,153	$61,239,291	$30,836,910
_____________________________

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations for the three and nine months ended September 30, 2013 and 2012.

(2)	Included in acquisition costs in the accompanying consolidated statements of operations for the three and nine months ended September 30, 2013 and 2012.

(3)	Included in operating, maintenance and management in the accompanying consolidated statements of operations for the three and nine months ended September 30, 2013 and 2012.

(4)	Included in general and administrative expenses in the accompanying consolidated statements of operations for the three and nine months ended September 30, 2013 and 2012.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Amounts attributable to the Advisor and its affiliates paid during the three and nine months ended September 30, 2013 and 2012 are as follows:

	Paid During the		Paid During the
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Consolidated Statements of Operations:
Expensed
Investment management fees	$1,319,360	$159,173	$3,412,897	$159,173
Acquisition fees	4,429,836	2,112,928	8,718,643	5,285,039
Acquisition expenses	956,864	224,876	3,276,923	739,198
Property management
Fees	763,199	194,969	1,890,211	462,757
Reimbursement of onsite personnel	2,119,821	863,898	5,388,411	1,744,333
Other fees	237,966	75,799	567,141	75,799
Other operating expenses	231,810	116,160	748,783	1,252,102
Consolidated Balance Sheets:
Capitalized to real estate
Construction management fees	111,758	—	111,758	—
Additional paid-in-capital
Other offering costs reimbursement	1,655,232	4,534,656	6,376,331	7,563,697
Selling commissions	7,698,530	4,707,202	16,276,716	8,052,738
Dealer management fees	4,392,019	2,772,002	9,246,723	4,678,637
	$23,916,395	$15,761,663	$56,014,537	$30,013,473

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Amounts outstanding to the Advisor and its affiliates as of September 30, 2013 and December 31, 2012 are as follows:

	Payable as of
	September 30, 2013	December 31, 2012
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$3,031,275	$1,750,731
Acquisition fees(2)	3,327,795	937,084
Acquisition expenses	4,445	144,048
Property management
Fees	336,496	150,633
Reimbursement of onsite personnel	524,937	201,843
Other fees	28,866	15,440
Other operating expenses	129,670	159,104
Consolidated Balance Sheets:
Additional paid-in-capital
Other offering costs reimbursement	1,313,066	112,913
Due to affiliates, net	$8,696,550	$3,471,796
_____________________________

(1)
Investment management fees earned by the Advisor totaling $3,031,275 and $1,750,731 were deferred as of September 30, 2013 and December 31, 2012, respectively, pursuant to the terms of the Advisory Agreement. No investment management fees were due and payable at September 30, 2013 and December 31, 2012, respectively.

(2)
Acquisition fees earned by the Advisor totaling $648,422 and $648,422 were deferred as of September 30, 2013 and December 31, 2012, respectively, pursuant to the terms of the Advisory Agreement. The remaining acquisition fees of $2,679,373 and $288,662 were due and payable and are included in due to affiliates in the accompanying consolidated balance sheets at September 30, 2013 and December 31, 2012, respectively.

Organization and Offering Costs
Organization and offering costs (other than selling commissions and dealer manager fees) of the Company are initially being paid by the Advisor or its affiliates on behalf of the Company. These organization and other offering costs include all expenses to be paid by the Company in connection with the Public Offering and Private Offering, including legal, accounting, printing, mailing and filing fees, charges of the Company’s transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services in connection with the Public Offering and the Private Offering. Any reimbursement of expenses paid to the Advisor will not exceed actual expenses incurred by the Advisor. Organization costs include all expenses incurred by the Company in connection with the formation of the Company, including, but not limited to, legal fees and other costs to incorporate the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Included in organization and offering costs are payments made to Crossroads Capital Advisors, LLC (“Crossroads”), a wholly-owned subsidiary of Crossroads Capital Group, LLC, a member of the Sponsor, for certain offering related services provided to the Company on behalf of the Advisor, including, without limitation, establishing operational and administrative processes; engaging and negotiating with vendors; providing recommendations and advice for the development of marketing materials and ongoing communications with investors; and assisting in public relations activities and the administration of our distribution reinvestment plan and share redemption plan.
Pursuant to the Advisory Agreement, the Company is obligated to reimburse the Advisor or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company in connection with the Public Offering, provided that the Advisor is obligated to reimburse the Company to the extent selling commissions, dealer manager fees and organization and offering costs incurred by the Company in the Public Offering exceed 15% of gross offering proceeds raised in the completed Public Offering.
Reimbursements to the Advisor or its affiliates for offering costs paid by them on behalf of the Company with respect to the Private Offering is not limited to 15% of the gross offering proceeds of the Private Offering. However, the Company will not make reimbursements of organization and offering costs in excess of 15% of the gross offering proceeds of the Private Offering unless approval is obtained from the independent directors of the Company. The independent directors have not approved the reimbursement of excess cost of the Private Offering. Accordingly, the Company has not accrued for the reimbursement of organization and offering costs of the Private Offering in excess of the 15% of gross offering proceeds raised through the Private Offering.
The amount of reimbursable organization and offering (“O&O”) costs that have been paid or recognized from inception through September 30, 2013 is as follows:

	Amount	Percentage of Gross Offering Proceeds
Gross offering proceeds:	$489,756,831	100.00%
O&O limitation	15%
Total O&O costs available to be paid/reimbursed	$73,463,525	15.00%

O&O expenses recorded:
Sales commissions paid	$29,783,406	6.08%
Broker dealer fees paid	17,020,257	3.48%
Private offering costs reimbursements	423,707	0.09%
Public offering costs reimbursements	19,431,870	3.97%
Organizational costs reimbursements	100,738	0.02%
Total O&O costs recorded by the Company	$66,759,978	13.64%

The Company may also reimburse certain costs of bona fide training and education meetings (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the Public Offering, costs and expenses related to such

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of the Public Offering, as required by the rules of FINRA.
As of September 30, 2013 and December 31, 2012, the Advisor had incurred $72,058,597 and $39,439,196, respectively, of organizational and offering costs on behalf of the Company, of which $5,298,619 and $5,779,140, respectively, have been deferred as of the applicable date, as follows:

	Incurred through December 31, 2012	Amounts Recognized	Amounts Deferred as of December 31, 2012	Incurred for the Nine Months Ended September 30, 2013	Amounts Recognized	Amounts Deferred as of September 30, 2013	Amounts Recognized Through September 30, 2013
Organizational expenses	$100,738	$100,738	$—	$—	$—	$—	$100,738
Private Offering costs	2,301,719	876,649	1,425,070	—	—	1,425,070	876,649
Public Offering costs	37,036,739	32,682,669	4,354,070	32,619,401	33,099,922	3,873,549	65,782,591
	$39,439,196	$33,660,056	$5,779,140	$32,619,401	$33,099,922	$5,298,619	$66,759,978
Organization costs are expensed as incurred. From inception through September 30, 2013, the Company incurred $100,738 of organizational costs on the Company’s behalf, of which $100,738 was reimbursed to the Advisor. No organizational costs were incurred or recognized during the three and nine months ended September 30, 2013 and 2012.
Offering costs, including selling commissions and dealer manager fees, are deferred and charged to stockholders’ equity as such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds. For each of the three and nine months ended September 30, 2013 and 2012, the Advisor did not incur any costs, nor did the Company reimburse the Advisor for any costs related to the Private Offering. From inception through September 30, 2013, the Advisor had incurred total offering costs related to the Private Offering of $2,301,719, of which $1,425,070 is deferred and remains potentially reimbursable to the Advisor, subject to the approval of the independent directors of the Company.
For the three and nine months ended September 30, 2013, the Advisor incurred $14,716,595 and $32,619,401, and the Company reimbursed the Advisor $14,445,363 and $33,099,922, respectively, of offering costs related to the Public Offering. Included in the $14,716,595 and $32,619,401 of offering costs incurred by the Advisor during the three and nine months ended September 30, 2013 are $665,668 and $1,515,265 of amounts paid to Crossroads for certain offering services provided. For the three and nine months ended September 30, 2012, the Advisor incurred $9,364,416 and $19,145,269, and the Company reimbursed the Advisor $11,992,850 and $20,215,255, respectively, of offering costs related to the Public Offering. Included in the $9,364,416 and $19,145,269 of offering costs incurred by the Advisor during the three and nine months ended September 30, 2012 are $327,000 and $1,156,000 of amounts paid to Crossroads for certain offering services provided. The Advisor has incurred total offering costs related to the Public Offering of $69,656,140 from inception through September 30, 2013, of which $3,873,549 is deferred and remains potentially reimbursable, subject to the 15% limitation described above and the approval of the independent directors.
The Company has reimbursed the Advisor $66,759,978 for organization and offering costs incurred from inception through September 30, 2013, including reimbursements of organization costs of $100,738, reimbursements of Private Offering costs of $876,649 and reimbursements of Public Offering costs of $65,782,591. The Company accrued $1,313,066 and $112,913 for the reimbursement of offering costs in the financial statements as of September 30, 2013 and December 31, 2012, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Investment Management Fee
The Company pays the Advisor a monthly investment management fee equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly by the Company or (2) the Company’s allocable cost of each real property or real estate-related asset acquired through a joint venture. Such fee will be calculated including acquisition fees, acquisition expenses and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures. During the three months ended September 30, 2013 and the year ended December 31, 2012, the distributions the Company paid exceeded the Company’s Adjusted Funds From Operations for each period; therefore, in accordance with the Advisory Agreement, $3,031,275 and $1,750,731 of investment management fees the Company was obligated to pay the Advisor had been deferred as of September 30, 2013 and December 31, 2012, respectively.
Acquisition Fees and Expenses
The Company pays the Advisor an acquisition fee equal to 2.0% of (1) the cost of investment, as defined in the Advisory Agreement, in connection with the acquisition or origination of any type of real property or real estate-related asset acquired directly by the Company or (2) the Company’s allocable portion of the purchase price in connection with the acquisition or origination of any type of real property or real estate-related asset acquired through a joint venture, including any acquisition and origination expenses and any debt attributable to such investments. During the three and nine months ended September 30, 2013, the Company incurred acquisition fees of $6,685,425 and $11,109,354, and $4,429,836 and $8,718,643 in acquisition fees were paid to the Advisor. During the three and nine months ended September 30, 2012, the Company incurred acquisition fees of $1,891,563 and $5,141,503, and $2,112,928 and $5,285,039 in acquisition fees were paid to the Advisor. Acquisition fees of $2,679,373 and $288,662 were due and payable and included in due to affiliates in the accompanying balance sheets at September 30, 2013 and December 31, 2012, respectively. During the three months ended September 30, 2013 and the year ended December 31, 2012, the distributions the Company paid exceeded the Company’s Adjusted Funds From Operations for each period; therefore, in accordance with the Advisory Agreement, $648,422 and $648,422 of acquisition fees the Company was obligated to pay the Advisor had been deferred as of September 30, 2013 and December 31, 2012, respectively.
In addition to acquisition fees, the Company reimburses the Advisor for amounts directly incurred by the Advisor or its affiliates, including personnel-related costs for acquisition due diligence, legal and non-recurring management services, and amounts the Advisor pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets. For the three and nine months ended September 30, 2013, the Advisor incurred $961,309 and $3,137,320 of direct acquisition costs and the Company paid $1,211,260 and $2,155,639 of acquisition costs to third parties.
The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.
Property Management Fees and Expenses
The Company has entered into Property Management Agreements with Steadfast Management Company, Inc., an affiliate of the Sponsor (the “Property Manager”), in connection with the acquisition of each of the Company's properties (other than EBT Lofts, Keystone Farms, Library Lofts and Stuart Hall Lofts, which are managed by an unaffiliated third-party management

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

company). The property management fee payable with respect to each property under the Property Management Agreements (each a “Property Management Agreement”) ranges from 2.5% to 3.5% of the annual gross revenue collected which is usual and customary for comparable property management services rendered to similar properties in similar geographic markets, as determined by the Advisor and approved by a majority of the Company’s board of directors, including a majority of the independent directors. In addition to the property management fee, the Property Management Agreements also specify certain other fees payable to the Property Manager for benefit administration and training services. The Property Manager also receives an oversight fee of 1% of gross revenues at certain of the properties at which it does not serve as a property manager. Generally, each Property Management Agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives a 60 day prior notice of its desire to terminate the Property Management Agreement, provided that the Company may terminate the Property Management Agreement at any time without cause or upon an uncured breach of the Property Management Agreement upon 30 days prior written notice to the Property Manager. For the three and nine months ended September 30, 2013, the Company incurred $856,214 and $2,076,074, respectively, of property management fees, of which $763,199 and $1,890,211 was paid to the Property Manager. For the three and nine months ended September 30, 2012, the Company incurred $270,683 and $589,551, respectively, of property management fees, of which $194,969 and $462,757 was paid to the Property Manager. Property management fees totaling $336,496 and $150,633 were payable to the Property Manager at September 30, 2013 and December 31, 2012, respectively.
In addition to the property management fee, the Property Management Agreements also specify certain other fees payable to the Property Manager or its affiliates, including benefit administration and training services. For the three and nine months ended September 30, 2013, the Company incurred $242,300 and $580,567, respectively, of other fees, of which $237,966 and $567,141 was paid to the Property Manager. The Company did not pay other fees in connection with the Property Management Agreements during the three and nine months ended September 30, 2012. Other fees totaling $28,866 and $15,440 were payable to the Property Manager at September 30, 2013 and December 31, 2012, respectively.
In addition, the Company reimburses the Property Manager for the salaries and related benefits of on-site property management employees. For the three and nine months ended September 30, 2013, the Company incurred $2,422,532 and $5,711,505 of salaries and related benefits of on-site property management employees, of which $2,119,821 and $5,388,411 was paid to the Property Manager. For the three and nine months ended September 30, 2012, the Company incurred $863,593 and $1,814,238 of salaries and related benefits of on-site property management employees, of which $863,898 and $1,744,333 was paid to the Property Manager. Property management expenses totaling $524,937 and $201,843 were payable to the Property Manager at September 30, 2013 and December 31, 2012, respectively.
Construction Management Fees
The Company has entered into Construction Management Agreements with Pacific Coast Land and Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with the planned renovation for certain of the Company's properties. The construction management fee payable with respect to each property under the Construction Management Agreements (each a “Construction Management Agreement”) ranges from 8.0% to 12.0% of the costs of the improvements for which the Construction Manager has oversight authority. Generally, each Construction Management Agreement has a term equal to the planned renovation timeline unless either party gives a 30 day prior notice of its desire to terminate the Construction Management Agreement. For each of the three and nine months ended September 30, 2013, the Company incurred $111,758 of construction management fees, of which $111,758 was paid to the Construction Manager. No construction management fees were incurred for the three and nine months ended September 30, 2012. No construction management fees were payable to the Construction Manager at September 30, 2013 and December 31, 2012.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Other Operating Expense Reimbursement
In addition to the various fees paid to the Advisor, the Company is obligated to pay directly or reimburse all expenses incurred in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities and information technology costs. The Company will not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees or for the salaries the Advisor pays to the Company’s executive officers.
The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2% 25% Limitation”). The Company may reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2%/25% Limitation. For purposes of determining the 2%/25% Limitation amount, “Average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company that are in any way related to the Company’s operation, including the Company’s allocable share of Advisor overhead and investment management fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

The general and administrative expenses recognized by the Company and incurred by the Advisor on behalf of the Company, which are inclusive of total operating expenses for the three and nine months ended September 30, 2013 and 2012, were as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Period from May 4, 2009 (Inception) to September 30, 2013
	2013	2012	2013	2012
General and administrative expenses recognized by the Company	$1,025,724	$730,332	$2,730,664	$2,094,725	$7,684,394
General and administrative expenses incurred by the Advisor on behalf of the Company (and not recognized by the Company)	—	—	—	—	1,123,107
Allocable share of Advisor's overhead incurred on behalf of the Company (and not recognized by the Company)	—	—	—	—	1,448,803
	$1,025,724	$730,332	$2,730,664	$2,094,725	$10,256,304
For the three and nine months ended September 30, 2013, the Advisor and its affiliates incurred $272,592 and $719,349 of the Company's operating expenses, including the allocable share of Advisor's overhead expenses of $272,592 and $719,349, none of which were in excess of the 2%/25% Limitation and are included in the $1,025,724 and $2,730,664 of general and administrative expenses recognized by the Company. For the three and nine months ended September 30, 2012, the Advisor and its affiliates incurred 263,498 and 1,211,683 of the Company’s operating expenses none of which were in excess of the 2%/25% Limitation and are included in the $730,332 and $2,094,725 of general and administrative expenses recorded by the Company. From inception through September 30, 2013, the Advisor and its affiliates incurred operating expenses in excess of the 2%/25% Limitation on behalf of the Company of $2,571,910, consisting of $1,123,107 of general and administrative expenses and $1,448,803 of the Company’s allocable share of the Advisor’s overhead expenses. These excess amounts have not been recognized by the Company nor are the amounts included in due to affiliates, net, on the accompanying consolidated balance sheets as the independent directors have not approved, nor have they been requested to approve, the reimbursement of such amounts in excess of the 2%/25% Limitation pursuant to the Reimbursement Agreement with Advisor.
Disposition Fee
If the Advisor or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of a property or real estate-related asset, the Company will pay the Advisor or its affiliates up to 1.5% of the sales price of each property or real estate-related asset sold. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. The Charter limits the maximum amount of the disposition fees payable to the Advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3% of the contract sales price. As of

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

September 30, 2013, the Company had not sold or otherwise disposed of property or real estate-related assets. Accordingly, the Company had not incurred any disposition fees as of September 30, 2013.
Selling Commissions and Dealer Manager Fees
The Company pays the Dealer Manager up to 6.5% and 3.5% of the gross offering proceeds from the Primary Offering as selling commissions and dealer manager fees, respectively. A reduced sales commission and dealer manager fee is paid in connection with volume discounts and certain other categories of sales. No sales commission or dealer manager fee is paid with respect to shares of common stock issued pursuant to the DRP. The Dealer Manager reallows 100% of sales commissions earned to participating broker-dealers. The Dealer Manager may also reallow to any participating broker-dealer a portion of the dealer manager fee that is attributable to that participating broker-dealer for certain marketing costs of that participating broker-dealer. The Dealer Manager will negotiate the reallowance of the dealer manager fee on a case-by-case basis with each participating broker-dealer subject to various factors associated with the cost of the marketing program. For the three and nine months ended September 30, 2013, the Company paid selling commissions of $7,698,530 and $16,276,716 and dealer manager fees of $4,392,019 and $9,246,723, respectively. For the three and nine months ended September 30, 2012, the Company paid selling commissions of $4,707,202 and $8,052,738 and dealer manager fees of $2,772,002 and $4,678,637, respectively.
8. Incentive Award Plan and Independent Director Compensation
The Company has adopted an incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards. No awards have been granted under the Incentive Award Plan as of September 30, 2013 and December 31, 2012, except those awards granted to the independent directors as described below.
Under the Company’s independent directors’ compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the Company’s full board of directors. The Company’s board of directors, and each of the independent directors, agreed to delay the initial grant of restricted stock until the Company raised $2,000,000 in gross offering proceeds in the Private Offering. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she receives 2,500 shares of restricted common stock. One-fourth of the shares of restricted common stock generally vest and become non-forfeitable upon issuance and the remaining portion will vest in three equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.
On April 15, 2010, after raising $2,000,000 in gross offering proceeds in the Private Offering, the Company granted each of the then three independent directors 5,000 shares of restricted common stock. On August 11, 2011, the Company granted each of the then three independent directors 2,500 shares of restricted common stock upon re-election to the Company’s board of directors. On October 23, 2011, one of the independent directors resigned from the Company’s board of directors and, by so doing, forfeited 4,375 shares of unvested restricted common stock. On October 24, 2011, the Company granted a newly elected independent director 5,000 shares of restricted common stock. On August 8, 2012, the Company granted each of the then three independent directors 2,500 shares of restricted stock upon re-election to the Company's board of directors. On October 1, 2012, the Company granted 5,000 shares of restricted common stock to each of its two new independent directors. On August 9, 2013, the Company granted 2,500 shares of restricted common stock to each of its four independent directors. In addition to

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

the shares granted under the independent directors’ compensation plan, one of the independent directors had elected to receive 50% of director compensation in stock through December 31, 2012. The Company recorded stock-based compensation expense of $45,238 and $83,034 for the three and nine months ended September 30, 2013 and $30,622 and $50,005 for the three and nine months ended September 30, 2012, respectively.
On November 15, 2012, the Company entered into a Stock Purchase Plan (the “Plan”) with Ella Shaw Neyland, the Company's President and a member of the Company's board of directors, whereby Ms. Neyland has agreed to invest $5,530 for 600 shares of common stock pursuant to the Public Offering on the first day of each fiscal quarter. The purchase of shares of the Company’s common stock by Ms. Neyland pursuant to the Plan commenced on January 1, 2013 and will terminate on the earliest to occur of (i) November 15, 2013, (ii) the termination of the Public Offering, (iii) any suspension of the Public Offering by the Company’s board of directors or a regulatory body, (iv) the date upon which the purchase of stock would cause the aggregate number of shares of stock owned by Ms. Neyland to exceed the ownership limits set forth in the Charter, or (v) the termination of Ms. Neyland’s employment with Steadfast REIT Services, Inc. and its affiliates. The shares will be purchased pursuant to the Plan at a price of $9.216 per share, reflecting the elimination of selling commissions and the dealer manager fee in connection with such sales.
9. Commitments and Contingencies
Economic Dependency
The Company is dependent on the Advisor and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase, and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.
Concentration of Credit Risk
The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Austin, Texas; Oklahoma City, Oklahoma and Dallas/Fort Worth, Texas apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.
Environmental
As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Legal Matters
From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.
10. Derivative Financial Instruments
The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. As of September 30, 2013, the Company had 12 interest rate cap agreements with notional amounts totaling $266,698,000. The following table provides the terms of the Company’s interest rate derivative instruments that were in effect at September 30, 2013:

Type	Purpose	Effective Date	Maturity Date	Notional Amount	Based on	Floating Rate	Fixed Rate	Fair Value as of September 30, 2013
Cap	Cap Floating Rate	2/9/2012	2/1/2019	$23,500,000	SIFMA Municipal Swap Index	0.07%	3.00%	$129,750
Cap	Cap Floating Rate	10/24/2011	11/1/2016	21,712,000	One-Month LIBOR	0.18%	5.00%	22,792
Cap	Cap Floating Rate	3/28/2013	4/1/2018	17,030,000	One-Month LIBOR	0.18%	2.00%	305,859
Cap	Cap Floating Rate	4/30/2013	5/1/2018	20,875,000	One-Month LIBOR	0.18%	2.00%	398,698
Cap	Cap Floating Rate	6/26/2013	7/1/2017	10,725,000	One-Month LIBOR	0.18%	2.00%	118,757
Cap	Cap Floating Rate	6/20/2013	7/1/2017	15,100,000	One-Month LIBOR	0.18%	2.00%	168,563
Cap	Cap Floating Rate	8/6/2013	9/1/2017	55,500,000	One-Month LIBOR	0.18%	2.00%	690,289
Cap	Cap Floating Rate	8/27/2013	9/1/2017	12,407,000	One-Month LIBOR	0.18%	3.50%	58,634
Cap	Cap Floating Rate	9/23/2013	10/1/2017	23,100,000	One-Month LIBOR	0.18%	3.56%	152,383
Cap	Cap Floating Rate	9/24/2013	10/1/2017	14,985,000	One-Month LIBOR	0.18%	3.42%	102,512
Cap	Cap Floating Rate	9/27/2013	10/1/2017	22,750,000	One-Month LIBOR	0.18%	2.50%	233,912
Cap	Cap Floating Rate	9/30/2013	10/1/2017	29,014,000	One-Month LIBOR	0.18%	2.50%	369,987
				$266,698,000				$2,752,136
The interest rate cap agreements are not designated, nor do they qualify as, cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the three and nine months ended September 30, 2013 resulted in an unrealized loss of $730,408 and $356,553, respectively, which is included in interest expense in the accompanying consolidated statements of operations. The fair value of the interest rate caps of $2,752,136 as of September 30, 2013 is included in deferred financing costs and other assets, net on the accompanying consolidated balance sheets.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

11. Pro Forma Information (unaudited)
The following table summarizes, on an unaudited basis, the consolidated pro forma results of operations of the Company for the three and nine months ended September 30, 2013 and 2012. The Company acquired 12 properties during the three months ended September 30, 2013 and 21 properties during the nine months ended September 30, 2013. These properties contributed $14,175,957 of revenues and $7,047,352 of net loss, including $9,815,228 of depreciation and amortization, to the Company's results of operations from the date of acquisition to September 30, 2013. The following unaudited pro forma information for the three and nine months ended September 30, 2013 and 2012 has been provided to give effect to the acquisitions of the properties as if they had occurred on January 1, 2012. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had these acquisitions occurred on this date, nor does it purport to predict the results of operations for future periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$33,009,219	$32,907,875	$99,027,657	$98,723,626
Net loss	$(11,656,430)	$(20,783,729)	$(34,969,289)	$(62,351,187)
Basic and diluted net loss per common share	$(0.24)	$(0.42)	$(0.71)	$(1.26)
The pro forma information reflects adjustments for actual revenues and expenses of the properties acquired during the three and nine months ended September 30, 2013 for the respective period prior to acquisition by the Company. Net loss has been adjusted as follows: (1) interest expense has been adjusted to reflect the additional interest expense that would have been charged had the Company acquired the properties on January 1, 2012 under the same financing arrangements as existed as of the acquisition date; (2) depreciation and amortization has been adjusted based on the Company’s basis in the properties; and (3) transaction costs have been adjusted for the acquisition of the properties.
12. Subsequent Events
Distributions Paid
On October 1, 2013, the Company paid distributions of $2,783,244, which related to distributions declared for each day in the period from September 1, 2013 through September 30, 2013 and consisted of cash distributions paid in the amount of $1,493,152 and $1,290,092 in shares issued pursuant to the DRP.
On November 1, 2013, the Company paid distributions of $3,198,007, which related to distributions declared for each day in the period from October 1, 2013 through October 31, 2013 and consisted of cash distributions paid in the amount of $1,704,425 and $1,493,582 in shares issued pursuant to the DRP.
Redemption
On October 31, 2013, the Company redeemed 38,396 shares of its common stock for a total redemption value of $377,047, or $9.82 per share, pursuant to the Company's share repurchase plan.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Status of the Offering
The Company commenced its Public Offering on July 19, 2010. As of November 8, 2013, the Company had sold 56,239,160 shares of common stock in the Public Offering for gross proceeds of $568,660,898, including 1,418,419 shares of common stock issued pursuant to the DRP for gross offering proceeds of $13,744,395. Total shares sold as of November 8, 2013 in the Private Offering and Public Offering were 56,874,412 shares representing gross proceeds of $574,486,860, including 1,418,419 shares of common stock issued pursuant to the DRP for gross offering proceeds of $13,744,395.
Acquisition of the Villas at Huffmeister
On October 10, 2013, the Company acquired a fee simple interest in the Villas at Huffmeister located in Houston, Texas (the “Huffmeister Property”), for an aggregate purchase price of $37,600,000. The Company financed the payment of the purchase price for the Huffmeister Property with (1) proceeds from the Public Offering and (2) the proceeds of a mortgage loan in the principal amount of $25,963,000. The Huffmeister Property consists of 30 two-story buildings and contains 294 units consisting of 100 one-bedroom apartments, 170 two-bedroom apartments and 24 three-bedroom apartments. The apartments range in size from 821 to 1,602 square feet and average 1,157 square feet. An acquisition fee of approximately $760,000 was earned by the Advisor in connection with the acquisition of the Huffmeister Property.
The Company has not yet measured the fair value of the tangible and identifiable intangible assets and liabilities of the acquisition.
Acquisition of the Villas at Kingwood
On October 10, 2013, the Company acquired a fee simple interest in the Villas at Kingwood located in Kingwood, Texas, (the “Kingwood Property”), for an aggregate purchase price of $40,150,000. The Company financed the payment of the purchase price for the Kingwood Property with (1) proceeds from the Public Offering and (2) the proceeds of a mortgage loan in the principal amount of $28,105,000. The Kingwood Property consists of 31 three-story buildings and contains 330 units consisting of 124 one-bedroom apartments and 168 two-bedroom apartments and 38 three-bedroom apartments. The apartments range in size from 821 to 1,453 square feet and average 1,131 square feet. An acquisition fee of approximately $812,000 was earned by the Advisor in connection with the acquisition of the Kingwood Property.
The Company has not yet measured the fair value of the tangible and identifiable intangible assets and liabilities of the acquisition.
Acquisition of Waterford Place at Riata Ranch
On October 10, 2013, the Company acquired a fee simple interest in Waterford Place at Riata Ranch located in Cypress, Texas, (the “Waterford Place Property”), for an aggregate purchase price of $23,400,000. The Company financed the payment of the purchase price for the Waterford Place Property with (1) proceeds from the Public Offering and (2) the proceeds of a mortgage loan in the principal amount of $16,340,000. The Waterford Place Property consists of nine three-story buildings and contains 228 units consisting of 104 one-bedroom apartments and 104 two-bedroom apartments and 20 three-bedroom apartments. The apartments range in size from 790 to 1,491 square feet and average 1,036 square feet. An acquisition fee of approximately $474,000 was earned by the Advisor in connection with the acquisition of the Waterford Place Property.
The Company has not yet measured the fair value of the tangible and identifiable intangible assets and liabilities of the acquisition.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.
CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2013
(unaudited)

Acquisition of Carrington Place
On November 7, 2013, the Company acquired a fee simple interest in Carrington Place located in Houston, Texas, (the “Carrington Place Property”), for an aggregate purchase price of $32,900,000. The Company financed the payment of the purchase price for the Carrington Place Property with (1) proceeds from the Public Offering and (2) the proceeds of a mortgage loan in the principal amount of $22,376,000. The Carrington Place Property consists of 14 three-story buildings and contains 324 units consisting of 110 one-bedroom apartments, 172 two-bedroom apartments and 42 three-bedroom apartments. The apartments range in size from 702 to 1,561 square feet and average 1,127 square feet. An acquisition fee of approximately $665,000 was earned by the Advisor in connection with the acquisition of the Carrington Place Property.
The Company has not yet measured the fair value of the tangible and identifiable intangible assets and liabilities of the acquisition.
Acquisition of Carrington at Champion Forest
On November 7, 2013, the Company acquired a fee simple interest in Carrington at Champion Forest located in Houston, Texas, (the “Champion Forest Property”), for an aggregate purchase price of $33,000,000. The Company financed the payment of the purchase price for the Champion Forest Property with (1) proceeds from the Public Offering and (2) the proceeds of a mortgage loan in the principal amount of $22,959,000. The Champion Forest Property consists of 11 three-story buildings and contains 284 units consisting of 86 one-bedroom apartments, 162 two-bedroom apartments and 36 three-bedroom apartments. The apartments range in size from 890 to 1,491 square feet and average 1,139 square feet. An acquisition fee of approximately $667,000 was earned by the Advisor in connection with the acquisition of the Champion Forest Property.
The Company has not yet measured the fair value of the tangible and identifiable intangible assets and liabilities of the acquisition.
Acquisition of Carrington Park
On November 7, 2013, the Company acquired a fee simple interest in Carrington Park located in Houston, Texas, (the “Carrington Park Property”), for an aggregate purchase price of $25,150,000. The Company financed the payment of the purchase price for the Carrington Park Property with (1) proceeds from the Public Offering and (2) the proceeds of a mortgage loan in the principal amount of $17,717,000. The Carrington Park Property consists of 10 three-story buildings and contains 232 units consisting of 88 one-bedroom apartments, 118 two-bedroom apartments and 26 three-bedroom apartments. The apartments range in size from 890 to 1,491 square feet and average 1,113 square feet. An acquisition fee of approximately $509,500 was earned by the Advisor in connection with the acquisition of the Carrington Park Property.
The Company has not yet measured the fair value of the tangible and identifiable intangible assets and liabilities of the acquisition.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis should be read in conjunction with the accompanying financial statements of Steadfast Income REIT, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Steadfast Income REIT, Inc., a Maryland corporation, and, as required by context, Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership, which we refer to as our “operating partnership,” and to their subsidiaries.
Forward-Looking Statements
Certain statements included in this Quarterly Report on Form 10-Q that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history as we commenced operations on August 11, 2010;

•	the fact that we have had a net loss for each quarterly and annual period since inception;

•	our ability to raise proceeds in our continuous public offering of common stock;

•	our ability to effectively deploy the proceeds raised in our public offering of common stock;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	our ability to continue to successfully identify and acquire real estate and real estate-related assets on terms that are favorable to us;

•	risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments;

•
the fact we pay fees and expenses to our advisor and its affiliates that were not negotiated on an arm's length basis and the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs);

•	the availability of capital;

•	changes in interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed on any forward-looking statements included herein. All forward-looking statements are made as of the date this quarterly report is filed with the Securities and Exchange Commission, or SEC, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements made herein, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this quarterly report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this quarterly report will be achieved.
All forward-looking statements included herein should be read in light of the factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 27, 2013 and our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2013.
Overview
We are a Maryland corporation formed in May 2009 that commenced operations on August 11, 2010. We are dependent upon proceeds received from our continuous public offering of common stock and from any indebtedness that we may incur to conduct our proposed investment activities as described below. The capital required to purchase our investments will be obtained from our securities offerings and from any indebtedness that we may incur in connection with the investment or thereafter. We have initially been capitalized with $202,007; $200,007 of which was contributed by our sponsor, Steadfast REIT Investments, LLC, on June 12, 2009 in exchange for 22,223 shares of our common stock, and $1,000 of which was contributed by Steadfast Income Advisor, LLC, which we refer to as our “advisor,” on July 10, 2009 in exchange for 1,000 shares of our convertible stock. In addition, our advisor has invested $1,000 in our operating partnership in exchange for limited partnership interests.
On October 13, 2009, we commenced a private offering of up to $94,000,000 in shares of our common stock at a purchase price of $9.40 per share (with discounts available for certain categories of purchasers), which we refer to as the “private offering.” We offered shares of our common stock for sale in the private offering pursuant to a confidential private placement memorandum and only to persons that were “accredited investors,” as that term is defined under the Securities Act of 1933, as amended, or the Securities Act, and Regulation D promulgated thereunder. On or about July 9, 2010, we terminated our private offering, at which time we had raised gross proceeds of $5,844,325 from the sale of 637,279 shares of our common stock.
On July 23, 2009, we filed a registration statement on Form S-11 with the SEC to offer a maximum of 150,000,000 shares of common stock for sale to the public at an initial price of $10.00 per share, which we refer to as our “initial public offering.” We also registered up to 15,789,474 shares of common stock for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. The SEC declared our registration statement effective on July 9, 2010 and we commenced the initial public offering on July 19, 2010. We may reallocate the shares registered for the initial public offering and those shares registered pursuant to the distribution reinvestment plan. From the commencement of our public offering on July 19, 2010 to September 30, 2013, we had sold 49,003,329 shares of common stock in our initial public offering for gross offering proceeds of $494,872,299, including 1,132,232 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $10,959,793.
On July 12, 2012, our board of directors determined an estimated value per share of our common stock of $10.24 as of March 31, 2012. In determining an estimated value per share of our common stock, our board of directors relied upon information provided in a report prepared by our advisor as well as its experience with, and knowledge about, the real estate portfolio of 11 multifamily properties that we owned as of March 31, 2012. As a result of the determination of our estimated value per share as of March 31, 2012, effective September 10, 2012, our board of directors determined to increase the offering price of our shares of common stock in our ongoing public offering from a price of $10.00 per share to $10.24 per share. Additionally, effective September 10, 2012, the price of shares of our common stock issued pursuant to our distribution reinvestment plan increased from a price of $9.50 per share to a price of $9.73 per share, or 95% of the new offering price. Effective September 10, 2012, our board of directors increased the amount of distributions paid on each share of our common

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

stock from $0.001917 per share per day to $0.001964 per share per day, which, if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on the new offering price of $10.24 per share. For additional information on the methodology used by our board of directors to determine our estimated value per share of our common stock, see our Current Report on Form 8-K filed with the SEC on July 13, 2012.
Our board of directors may again, in its sole discretion, change the price at which we offer shares to the public in the initial public offering or to our stockholders pursuant to the distribution reinvestment plan to reflect future changes in our estimated value per share and other factors that our board of directors deems relevant.
We intend to use substantially all of the net proceeds from our initial public offering to invest in a diverse portfolio of real estate and real estate-related assets, primarily in the multifamily sector. In addition to our focus on multifamily properties, we may also selectively invest in other types of commercial properties and real estate-related assets. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets.
As of September 30, 2013, we owned 51 multifamily properties located within the greater midwest and southern geographic regions of the United States. Our property portfolio consists of an aggregate of 12,189 apartment homes and 30,125 square feet of rentable commercial space. The cost of our real estate portfolio was $1,118,653,400, exclusive of closing costs. At September 30, 2013, our portfolio was approximately 96% leased.
Steadfast Income Advisor, LLC is our advisor. Subject to certain restrictions and limitations, our advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor sources and presents investment opportunities to our board of directors. Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf. The dealer manager for our initial public offering is Steadfast Capital Markets Group, LLC, an affiliate of our advisor, which we refer to as the “dealer manager.”
Substantially all of our business is conducted through Steadfast Income REIT Operating Partnership, L.P., our operating partnership. We are the sole general partner of our operating partnership. The initial limited partner of our operating partnership is our advisor. As we accept subscriptions for shares of our common stock, we transfer substantially all of the net proceeds of our offering to our operating partnership as a capital contribution. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership.
We have elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2010. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.
On May 3, 2013, we filed a registration statement on Form S-11 (File No. 333-188362) with the SEC to register a follow-on public offering of up to $253,450,000 in shares of our common stock. We will offer up to $204,800,000 in shares of our common stock to the public at an initial price of $10.24 per share and up to $48,650,000 in shares of common stock to our stockholders pursuant to our distribution reinvestment plan at an initial price of $9.73 per share. Upon the SEC declaring the registration statement effective for our follow-on offering, we will terminate our initial public offering and commence the follow-on offering.  Under rules promulgated by the SEC, we can continue our initial public offering until as late as January 3, 2014.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Third Quarter Real Estate Acquisitions
Arbors of Carrollton
On July 3, 2013, we acquired a fee simple interest in the Arbors of Carrollton located in Carrollton, Texas, for an aggregate purchase price of approximately $8,800,000, exclusive of closing costs. We financed the payment of the purchase price for the Arbors of Carrollton with (1) proceeds from our initial public offering and (2) the assumption of a secured loan in the aggregate principal amount of $6,247,500 from a financial institution.
Waterford on the Meadow
On July 3, 2013, we acquired a fee simple interest in the Waterford on the Meadow located in Plano, Texas, for an aggregate purchase price of approximately $23,100,000, exclusive of closing costs. We financed the payment of the purchase price for the Waterford on the Meadow with (1) proceeds from our initial public offering and (2) the assumption of a secured loan in the aggregate principal amount of $16,670,806 from a financial institution.
The Belmont
On July 26, 2013, we acquired a fee simple interest in the The Belmont located in Grand Prairie, Texas, for an aggregate purchase price of approximately $12,100,000, exclusive of closing costs. We financed the payment of the purchase price for the The Belmont with (1) proceeds from our initial public offering and (2) the assumption of a secured loan in the aggregate principal amount of $8,866,626 from a financial institution.
Meritage at Steiner Ranch
On August 6, 2013, we acquired a fee simple interest in the Meritage at Steiner Ranch located in Austin, Texas, for an aggregate purchase price of approximately $80,000,000, exclusive of closing costs. We financed the payment of the purchase price for the Meritage at Steiner Ranch with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $55,500,000 from a financial institution.
Tapestry Park Apartments
On August 13, 2013, we acquired a fee simple interest in the Tapestry Park Apartments located in Birmingham, Alabama, for an aggregate purchase price of approximately $32,400,000, exclusive of closing costs. We financed the payment of the purchase price for the Tapestry Park Apartments with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $23,100,000 from a financial institution.
Dawntree Apartments
On August 15, 2013, we acquired a fee simple interest in the Dawntree Apartments located in Carrollton, Texas, for an aggregate purchase price of approximately $24,000,000, exclusive of closing costs. We financed the payment of the purchase price for the Dawntree Apartments with (1) proceeds from our initial public offering and (2) the assumption of a secured loan in the aggregate principal amount of $15,182,000 from a financial institution.
Stuart Hall Lofts
On August 27, 2013, we acquired a fee simple interest in the Stuart Hall Lofts located in Kansas City, Missouri, for an aggregate purchase price of approximately $16,850,000, exclusive of closing costs. We financed the payment of the purchase price for the Stuart Hall Lofts with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $12,407,000 from a financial institution.
BriceGrove Park Apartments
On August 29, 2013, we acquired a fee simple interest in the BriceGrove Park Apartments located in Canal Winchester, Ohio, for an aggregate purchase price of approximately $20,100,000, exclusive of closing costs. We financed the payment of the purchase price for the BriceGrove Park Apartments with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $14,985,000 from a financial institution.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Third Quarter Real Estate Acquisitions (continued)
Retreat at Hamburg Place
On September 5, 2013, we acquired a fee simple interest in the Retreat at Hamburg Place located in Lexington, Kentucky, for an aggregate purchase price of approximately $16,300,000, exclusive of closing costs. We financed the payment of the purchase price for the Retreat at Hamburg Place with proceeds from our initial public offering.
Cantare at Indian Lake Village
On September 24, 2013, we acquired a fee simple interest in Cantare at Indian Lake Village located in Hendersonville, Tennessee, for an aggregate purchase price of approximately $29,000,000, exclusive of closing costs. We financed the payment of the purchase price for Cantare at Indian Lake Village with proceeds from our initial public offering.
Landing at Mansfield
On September 27, 2013, we acquired a fee simple interest in the Landing at Mansfield located in Mansfield, Texas, for an aggregate purchase price of approximately $30,900,000, exclusive of closing costs. We financed the payment of the purchase price for the Landing at Mansfield with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $22,750,000 from a financial institution.
The Heights Apartments
On September 30, 2013, we acquired a fee simple interest in The Heights Apartments located in Houston, Texas, for an aggregate purchase price of approximately $37,000,000, exclusive of closing costs. We financed the payment of the purchase price for The Heights Apartments with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $29,014,000 from a financial institution.
Recent Real Estate Acquisitions
Villas at Huffmeister
On October 10, 2013, we acquired a fee simple interest in the Villas at Huffmeister located in Houston, Texas, for an aggregate purchase price of approximately $37,600,000, exclusive of closing costs. We financed the payment of the purchase price for the Villas at Huffmeister with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $25,963,000 from a financial institution.
Villas at Kingwood
On October 10, 2013, we acquired a fee simple interest in the Villas at Kingwood located in Kingwood, Texas, for an aggregate purchase price of approximately $40,150,000, exclusive of closing costs. We financed the payment of the purchase price for the Villas at Kingwood with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $28,105,000 from a financial institution.
Waterford Place at Riata Ranch
On October 10, 2013, we acquired a fee simple interest in Waterford Place at Riata Ranch located in Cypress, Texas, for an aggregate purchase price of approximately $23,400,000, exclusive of closing costs. We financed the payment of the purchase price for Waterford Place at Riata Ranch with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $16,340,000 from a financial institution.
Carrington Place
On November 7, 2013, we acquired a fee simple interest in Carrington Place located in Houston, Texas, for an aggregate purchase price of approximately $32,900,000, exclusive of closing costs. We financed the payment of the purchase price for Carrington Place with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $22,376,000 from a financial institution.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Recent Real Estate Acquisitions (continued)
Carrington at Champion Forest
On November 7, 2013, we acquired a fee simple interest in Carrington at Champion Forest located in Houston, Texas, for an aggregate purchase price of approximately $33,000,000, exclusive of closing costs. We financed the payment of the purchase price for Carrington at Champion Forest with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $22,959,000 from a financial institution.
Carrington Park
On November 7, 2013, we acquired a fee simple interest in Carrington Park located in Houston, Texas, for an aggregate purchase price of approximately $25,150,000, exclusive of closing costs. We financed the payment of the purchase price for Carrington at Champion Forest with (1) proceeds from our initial public offering and (2) the proceeds of a secured loan in the aggregate principal amount of $17,717,000 from a financial institution.
Critical Accounting Policies
The preparation of our financial statements requires significant management judgments, assumptions and estimates about matters that are inherently uncertain. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. There have been no significant changes to our accounting policies during 2013. See also Note 2 to our condensed consolidated unaudited financial statements in this Quarterly Report on Form 10-Q for a discussion of our significant accounting policies.
Organization and Offering Costs
Organization and offering expenses include all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with our initial public offering and our private offering, including legal, accounting, printing, mailing and filing fees, charges of our transfer agent, expenses related to our organization, data processing fees, advertising and sales literature costs, transfer agent costs, bona fide out-of-pocket due diligence costs and amounts to reimburse our advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services.
After the termination of our initial public offering, our advisor will reimburse us to the extent total organization and offering expenses plus sales commissions and dealer manager fees borne by us in connection with the initial public offering exceed 15% of the gross proceeds raised in our initial public offering. We may also reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with our initial public offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we will not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross proceeds of our initial public offering, as required by the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.
We are obligated to reimburse our advisor, the dealer manager, or their affiliates, as applicable, for organization and offering costs paid by them on our behalf, provided that the advisor would be obligated to reimburse us to the extent selling commissions, dealer manager fees and organization and offering costs incurred by us in our initial public offering exceed 15%

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

of the gross offering proceeds of our completed initial public offering. Any reimbursement of expense paid to our advisor will not exceed actual expenses incurred by our advisor.
Reimbursements to our advisor or its affiliates for organization and offering costs paid by them on our behalf with respect to our private offering is not limited to 15% of the gross offering proceeds of the private offering. However, we will not make reimbursements of organization and offering costs in excess of 15% of the gross offering proceeds of the private offering unless approval is obtained from our independent directors. The independent directors have not approved the reimbursement of excess private offering costs. Accordingly, we have not accrued for the reimbursement of organization and offering costs of the private offering in excess of the 15% of gross offering proceeds raised in our private offering.
Income Taxes
We have elected to be taxed as a REIT under the Internal Revenue Code and have operated as such beginning with the taxable year ending December 31, 2010. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe we are organized and operate in such a manner as to qualify for treatment as a REIT.
We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of September 30, 2013 and December 31, 2012, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. We have not been assessed interest or penalties by any major tax jurisdictions. Our evaluation was performed for the tax years ended December 31, 2012 and 2011.
Distributions
As described below, our board of directors has declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. During the early stages of our operations, we may declare distributions in excess of our funds from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.
Distributions declared (1) accrue daily to our stockholders of record as of the close of business on each day, (2) are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) are calculated at a rate of $0.001964 per share per day, which if paid each day over a 365-day period is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. Prior to September 10, 2012, distributions were calculated at a rate of $0.001917 per share of common stock, which was equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.00 per share of common stock. We made our first monthly distribution payment in September 2010.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

The distributions paid during each of the last five fiscal quarters ended September 30, 2013, along with the amount of distributions reinvested pursuant to the distribution reinvestment plan were as follows:

Period	Distributions Declared(1)	Distributions Declared Per Share(1)(2)	Distributions Paid(3)			Sources of Distributions Paid		Net Cash Provided By (Used In) Operating Activities
						Cash Flow From Operations	Offering Proceeds
			Cash	Reinvested	Total
Third Quarter 2012	$2,422,753	$0.177	$1,133,942	$830,430	$1,964,372	$—	$1,964,372	$(1,016,774)
Fourth Quarter 2012	3,710,684	0.181	1,943,113	1,434,332	3,377,445	—	3,377,445	(3,558,738)
First Quarter 2013	4,460,763	0.177	2,399,708	1,768,123	4,167,831	2,308,865	1,858,966	2,308,865
Second Quarter 2013	5,720,601	0.179	3,003,582	2,281,198	5,284,780	767,640	4,517,140	767,640
Third Quarter 2013	7,736,858	0.181	3,884,480	3,141,286	7,025,766	2,561,680	4,464,086	2,561,680
	$24,051,659	$0.895	$12,364,825	$9,455,369	$21,820,194	$5,638,185	$16,182,009	$1,062,673
For the three and nine months ended September 30, 2013, we paid aggregate distributions of $7,025,766 and $16,478,377, including $3,884,480 and $9,287,770 of distributions paid in cash and 322,845 and 739,014 shares of our common stock issued pursuant to our distribution reinvestment plan for $3,141,286 and $7,190,607, respectively. For the three and nine months ended September 30, 2013, our net loss was $14,707,104 and $31,045,120, we had negative funds from operations, or FFO, of $2,910,220 and $752,160 and net cash provided by operations of $2,561,680 and $5,638,185, respectively. For the three and nine months ended September 30, 2013, we funded $2,561,680 and $5,638,185 of distributions paid, which includes net cash distributions and dividends reinvested by stockholders, with net cash provided by operating activities and $4,464,086 and $10,840,192 with proceeds from our public offering. However, on a cumulative basis, as of September 30, 2013, all distributions have been funded with proceeds from our public offering. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “—Funds from Operations and Modified Funds from Operations.”
Over the long-term, we expect that our distributions will be paid from cash flow from operations (except with respect to distributions related to sales of our real estate and real estate-related investments). However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Forward-Looking Statements,” and “Results of Operations” herein. In the event our cash flow from operations decreases in the future, the level of our distributions may also decrease. In addition, future distributions declared and paid may exceed cash flow from operations.
In order to provide additional available funds for us to pay distributions, under certain circumstances our obligation to pay all fees due to our advisor pursuant to the advisory agreement by and among us, our operating partnership and our advisor will be deferred up to an aggregate amount of $5 million until the registration statement for our follow-on offering is declared effective by the SEC. If, during any calendar quarter prior to such date, the distributions we pay exceed our FFO (as defined by the National Association of Real Estate Investment Trusts, or NAREIT), plus (1) any acquisition expenses and acquisition fees expensed by us that are related to any property, loan or other investment acquired or expected to be acquired by us and (2) any non-operating, non-cash charges incurred by us, such as impairments of property or loans, any other than temporary impairments of marketable securities, or other similar charges, for the quarter, which is defined in the advisory agreement as “adjusted funds from operations,” the payment of fees we are obligated to pay our advisor will be deferred in an amount equal to the amount by which the distributions paid to our stockholders for the quarter exceed our adjusted funds from operations up to an amount equal to a 7.0% cumulative non-compounded annual return on stockholders’ invested capital, prorated for such quarter. For purposes of this calculation, if our adjusted funds from operations is negative, adjusted funds from operations shall be deemed to be zero. As of September 30, 2013, we had deferred $3,679,697 in fees payable to our advisor pursuant to the terms of the advisory agreement. We deferred $619,215 during the three months ended September 30, 2013 as adjusted funds from operations did not exceed the total distributions paid for the quarter.
We are only obligated to pay our advisor for these deferred fees if and to the extent that our cumulative adjusted funds from operations for the period beginning on the date of the commencement of our private offering through the date of any such payment exceed the lesser of (1) the cumulative amount of any distributions paid to our stockholders as of the date of such

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

payment or (2) an amount that is equal to a 7.0% cumulative, non-compounded, annual return on invested capital for our stockholders for the period from the commencement of our initial public offering through the date of such payment. Our obligation to pay the deferred fees will survive the termination of the advisory agreement and will continue to be subject to the repayment conditions above. We will not pay interest on the deferred fees if and when such fees are paid to our advisor. “Adjusted funds from operations” is equivalent to modified funds from operations described herein. See “—Funds from Operations and Modified Funds from Operations.”
We accrue the probable and estimable amount of deferred fees and the deferred fees continue to accrue until the fees are either paid or it becomes remote that the fees will be paid to our advisor. We anticipate that any deferred fees will ultimately be paid and therefore will be accrued when incurred.
On May 14, 2013, we, our operating partnership and our advisor amended the advisory agreement to revise the period during which our advisor will defer fees from the end of our offering stage (the date we are no longer publicly offering securities) to the date the registration statement for our follow-on offering is declared effective by the SEC.
Inflation
Substantially all of our multifamily property leases will be for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit tenants to leave at the end of the lease term and therefore will expose us to the effects of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.
With respect to our commercial properties, we include in our leases future provisions designed to protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance. We believe that shorter term lease contracts on commercial properties lessen the impact of inflation due to the ability to adjust rental rates to market levels as leases expire.
REIT Compliance
To qualify as a REIT for tax purposes, we are required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.
Liquidity and Capital Resources
If we raise substantially less funds in our initial public offering than the maximum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us would be more likely to fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a public REIT, regardless of the amount we are able to raise in our initial public offering. Our inability to continue to raise additional funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
We use, and intend to use in the future, secured and unsecured borrowings for the acquisition of properties. Once we have fully invested the proceeds of our initial public offering, we expect that our overall borrowings will be 60% – 65% of the cost of our investments, although we expect to exceed this level during our offering stage in order to enable us to quickly build a diversified portfolio. Under our Second Articles of Amendment and Restatement, or our charter, we have a limitation on borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

assets, though we may exceed this limit under certain circumstances. As of September 30, 2013, our borrowings were not in excess of 300% of the value of our net assets.
In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager for our initial public offering. During our organization and offering stage, these payments include payments to the dealer manager for sales commissions and the dealer manager fee and payments to our advisor for reimbursement of certain organization and offering expenses. However, our advisor has agreed to reimburse us following the termination of our initial public offering to the extent that sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of the gross offering proceeds of our completed initial public offering. During our operating stage, we expect to make payments to our advisor in connection with the acquisition of investments, the management of our assets and costs incurred by our advisor in providing services to us.
Our principal demand for funds will be to acquire properties and real estate-related assets, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•	current cash balances;

•	sales of shares of common stock in our public offering;

•	various forms of secured financing;

•	equity capital from joint venture partners;

•	proceeds from our operating partnership’s private placements, if any;

•	proceeds from our distribution reinvestment plan; and

•	cash from operations.
Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, proceeds from our initial public offering, our ability to raise equity capital from joint venture partners, our ability to obtain various forms of secured financing and proceeds from our operating partnership’s private placements, if any, will be adequate to meet our liquidity requirements and capital commitments.
Over the longer term, in addition to the sources of capital noted above which we will rely on to meet our short term liquidity requirements, we may also utilize additional secured and unsecured financings. We may also conduct additional public or private offerings. We also have entered into a revolving line of credit facility with PNC Bank, National Association for an amount up to $20,000,000, all of which remains available. We expect these resources to be adequate to fund our operating activities, debt service and distributions, which we presently anticipate will grow over time, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.
Our advisor may, but is not required to, establish working capital reserves from offering proceeds out of cash flow generated by our investments or out of proceeds from the sale of our investments. We do not anticipate establishing a general working capital reserve; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Working capital reserves are typically utilized to fund tenant improvements, leasing commissions and major capital expenditures. Our lenders also may require working capital reserves.
To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to certain limitations described in our charter, we may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Cash Flows Provided by Operating Activities
We commenced real estate operations with the acquisition of our first multifamily property on August 11, 2010. As of September 30, 2013, we owned 51 multifamily properties. During the nine months ended September 30, 2013, net cash provided by operating activities was $5,638,185 compared to net cash used in operating activities of $1,004,458 for the nine months ended September 30, 2012. The increase in net cash provided by operating activities is primarily due to the increase in net operating income from $10,260,240 for the nine months ended September 30, 2012 to $38,943,685 for the nine months ended September 30, 2013. We expect cash provided by operating activities to increase in future periods as we expand our property portfolio.
Cash Flows Used in Investing Activities
Our cash used in investing activities will vary based on how quickly we raise funds in our ongoing initial public offering and how quickly we invest those funds towards acquisitions of real estate and real-estate related investments. During the nine months ended September 30, 2013, net cash used in investing activities was $463,656,192 compared to net cash used in investing activities of $187,041,146 during the nine months ended September 30, 2012. The increase in net cash used in investing activities was primarily due to the acquisition of 21 multifamily properties during the nine months ended September 30, 2013, compared to 11 property acquisitions during the nine months ended September 30, 2012.
Cash Flows from Financing Activities
Our cash flows from financing activities consist primarily of proceeds from our ongoing initial public offering, net of distributions paid to our stockholders, and the issuance of notes payable. During the nine months ended September 30, 2013, net cash provided by financing activities was $468,875,413 compared to net cash provided by financing activities of $196,830,385 during the nine months ended September 30, 2012. Net cash provided by financing activities during the nine months ended September 30, 2013 consisted of the following:

•
$231,448,148 of cash provided by offering proceeds related to our initial public offering, net of (1) payments of commissions on sales of common stock and related dealer manager fees in the amount of $25,523,439 and (2) the reimbursement of other offering costs to affiliates in the amount of $6,376,331;

•	$252,584,288 of proceeds from the issuance of mortgage notes payable, net of deferred financing costs in the amount of $3,427,113 and principal payments of $4,207,599;

•	$869,253 of cash paid for the redemption of common stock;

•	$9,287,770 of net cash distributions, after giving effect to distributions reinvested by stockholders of $7,190,607; and

•	$5,000,000 of net principal payments on our credit facility with PNC.
Contractual Commitments and Contingencies
We use, and intend to use in the future, secured and unsecured debt as a means of providing additional funds for the acquisition of our properties and our real estate-related assets. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. We expect that our borrowings will be approximately 60% – 65% of the cost of our real properties (before deducting depreciation and amortization) plus the value of our other investments, after we have invested substantially all of the net offering proceeds from our public offering. Under our charter, we have a limitation on borrowing in excess of 300% of the value of our net assets which generally approximates to 75% of the aggregate cost of our assets. We may borrow in excess of this amount if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to substantially exceed our net offering proceeds. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of September 30, 2013, our aggregate borrowings were not in excess of 300% of the value of our net assets.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

In addition to using our capital resources for investing purposes and meeting our debt obligations, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and dealer manager fees and payments to the dealer manager and our advisor for reimbursement of certain organization and other offering expenses. However, our advisor has agreed to reimburse us to the extent that selling commissions, dealer manager fees and organization and other offering expenses incurred by us exceed 15% of our gross offering proceeds. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of real estate and real estate-related investments, the management of our assets and costs incurred by our advisor in providing services to us.
As of September 30, 2013, we had notes payable in the principal amount of $766,699,382. The following is a summary of our contractual obligations as of September 30, 2013:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Interest payments on outstanding debt obligations(1)	$238,988,052	$7,097,014	$58,112,956	$56,532,700	$117,245,382
Principal payments on outstanding debt obligations(2)	766,699,382	1,864,488	23,147,361	49,536,013	692,151,520
Total	$1,005,687,434	$8,961,502	$81,260,317	$106,068,713	$809,396,902
_____________________________

(1)
Projected interest payments on outstanding debt obligations are based on the outstanding principal amounts and interest rates in effect at September 30, 2013. We incurred interest expense of $7,015,217 and $15,869,427 during the three and nine months ended September 30, 2013, including amortization of deferred financing costs totaling $295,391 and $691,138, respectively.

(2)
Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts include the amortization of the debt premiums associated with certain notes payable.

Results of Operations
Overview
The discussion that follows is based on our consolidated results of operations for the three and nine months ended September 30, 2013 and 2012. The ability to compare one period to another is significantly affected by acquisitions completed and dispositions made during those periods. As of September 30, 2013, we owned 51 multifamily properties compared to owning only 19 multifamily properties at September 30, 2012. The increase in our property portfolio is the primary cause of the increases in operating income and expenses, as further discussed below.
Our results of operations for the three and nine months ended September 30, 2013 are not indicative of those expected in future periods. We have not yet invested all of the proceeds from our continuous initial public offering received to date and expect to continue to raise additional capital, increase our borrowings and make future acquisitions, which would have a significant impact on our future results of operations. In general, we expect that our income and expenses related to our portfolio will increase in future periods as a result of anticipated future acquisitions of real estate and real estate-related investments.
To provide additional insight into our operating results, we are also providing a detailed analysis of same-store versus non-same-store net operating income, or NOI. For more information on NOI and a reconciliation of NOI (a non-GAAP financial measure) to net loss, see “—Net Operating Income.”

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Consolidated Results of Operations for the Three Months Ended September 30, 2013 Compared to the Three Months Ended September 30, 2012
The following table summarizes the consolidated results of operations for the three months ended September 30, 2013 and 2012:

	For the Three Months Ended September 30,
	2013	2012	Change $	Change %
Total revenues	$28,761,843	$8,617,549	$20,144,294	234%
Operating expenses	7,379,830	2,547,385	4,832,445	190%
Real estate taxes and insurance	4,356,209	1,026,023	3,330,186	325%
Fees to affiliates	9,722,514	2,790,393	6,932,121	248%
Depreciation and amortization	11,796,884	4,147,366	7,649,518	184%
Interest expense	7,015,217	1,800,346	5,214,871	290%
General and administrative expenses	1,025,724	730,332	295,392	40%
Acquisition costs	2,172,569	538,853	1,633,716	303%
Net loss	$(14,707,104)	$(4,963,149)	$(9,743,955)	196%

NOI(1)	$15,927,290	$4,682,014	$11,245,276	240%
FFO(2)	$(2,910,220)	$(815,783)	$(2,094,437)	(257)%
MFFO(2)	$6,406,549	$1,680,620	$4,725,929	281%
________________

(1)
NOI is a non-GAAP financial measure used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of our properties and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs, all of which are significant economic costs. For additional information on how we calculate NOI and a reconciliation of NOI to net loss, see “—Net Operating Income.”

(2)
GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT, established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations, or MFFO, as defined by the Investment Program Association as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “—Funds From Operations and Modified Funds From Operations.”

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Net loss
For the three months ended September 30, 2013, we had a net loss of $14,707,104 compared to a net loss of $4,963,149 for the three months ended September 30, 2012. The increase in net loss of $9,743,955 over the comparable prior year period was primarily due to the increase in operating, maintenance and management expenses of $4,832,445, the increase in real estate taxes and insurance of $3,330,186, the increase in fees to affiliates of $6,932,121, the increase in depreciation and amortization expense of $7,649,518, the increase in interest expense of $5,214,871, the increase in general and administrative expenses of $295,392 and the increase in acquisition costs of $1,633,716, partially offset by the increase in total revenues of $20,144,294. The increase in these expenses was due primarily to the increase in our property portfolio from 19 properties at September 30, 2012 to 51 properties at September 30, 2013.
Total revenues
Rental income and tenant reimbursements for the three months ended September 30, 2013 were $28,761,843 compared to $8,617,549 for the three months ended September 30, 2012. The increase of $20,144,294 was primarily due to the fact that we owned 51 multifamily properties as of September 30, 2013 compared to 19 multifamily properties as of September 30, 2012. Additionally, our total units increased by 8,084 from 4,105 at September 30, 2012 to 12,189 at September 30, 2013. Average monthly rents increased from $802 as of September 30, 2012 to $924 as of September 30, 2013. We expect rental income and tenant reimbursements to increase in future periods as a result of anticipated future acquisitions of real estate.
Operating, maintenance and management expense
Operating, maintenance and management expenses for the three months ended September 30, 2013 were $7,379,830 compared to $2,547,385 for the three months ended September 30, 2012. The increase of $4,832,445 was primarily due to the fact that we operated 51 multifamily properties as of September 30, 2013 compared to 19 multifamily properties as of September 30, 2012. We expect that these amounts will increase in future periods as a result of anticipated future acquisitions of real estate but will decrease as a percentage of total revenues.
Real estate taxes and insurance
Real estate taxes and insurance expenses for the three months ended September 30, 2013 were $4,356,209 compared to $1,026,023 for the three months ended September 30, 2012. The increase of $3,330,186 was due to the acquisition of 32 multifamily properties since September 30, 2012 and the continuing operation of the properties owned as of September 30, 2012. We expect these amounts to increase in future periods as a result of anticipated future acquisitions of real estate.
Fees to affiliates
Fees to affiliates for the three months ended September 30, 2013 were $9,722,514 compared to $2,790,393 for the three months ended September 30, 2012. The increase of $6,932,121 was primarily due to acquisition fees of $6,685,425 earned by our advisor in connection with the acquisition of 12 multifamily properties with an aggregate purchase price of $330,550,000 during the three months ended September 30, 2013, compared to acquisition fees of $1,891,563 earned by our advisor in connection with the acquisition of five multifamily properties with an aggregate purchase price of $93,850,000 during the three months ended September 30, 2012. Additionally, the property management and investment management fees payable to our affiliated property manager and advisor increased for the three months ended September 30, 2013 as a result of the growth of our property portfolio from $324,283,400 at September 30, 2012 to $1,118,653,400 at September 30, 2013. We expect fees to affiliates to increase in future periods as a result of anticipated future acquisitions of real estate and real estate-related investments.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Depreciation and amortization
Depreciation and amortization expenses for the three months ended September 30, 2013 were $11,796,884 compared to $4,147,366 for the three months ended September 30, 2012. The increase of $7,649,518 was primarily due to the net increase in depreciable and amortizable assets of $723,670,919 since September 30, 2012. We expect these amounts to increase in future periods as a result of anticipated future acquisitions of real estate.
Interest expense
Interest expense for the three months ended September 30, 2013 was $7,015,217 compared to $1,800,346 for the three months ended September 30, 2012. The increase of $5,214,871 was primarily due to the net increase in the notes payable balance of $558,785,106 since September 30, 2012 due to financing incurred in connection with the acquisition of 32 multifamily properties since September 30, 2012. Included in interest expense is the amortization of deferred financing costs of $295,391 and $79,132 and amortization of loan premiums of $288,763 and $147,002 for the three months ended September 30, 2013 and 2012, respectively. Also included in interest expense is the unrealized loss on derivative instruments of $730,408 for the three months ended September 30, 2013 and the unrealized loss on derivative instruments of $65,987 for the three months ended September 30, 2012. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the amount of proceeds raised in our ongoing initial public offering, the availability and cost of debt financing and the opportunity to acquire real estate and real estate-related investments meeting our investment objectives.
General and administrative expense
General and administrative expenses for the three months ended September 30, 2013 were $1,025,724 compared to $730,332 for the three months ended September 30, 2012. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent director compensation. We expect general and administrative expenses to increase in future periods as we acquire additional real estate and real estate-related investments but to decrease as a percentage of total revenue.
Acquisition costs
Acquisition costs for the three months ended September 30, 2013 were $2,172,569 compared to $538,853 for the three months ended September 30, 2012. The increase in acquisition costs related primarily to our acquisition of 12 multifamily properties with an aggregate purchase price of $330,550,000 during the three months ended September 30, 2013 compared to the acquisition of five multifamily properties with an aggregate purchase price of $93,850,000 during the three months ended September 30, 2012. Acquisition costs in future periods will vary based on the number of acquisitions we make during the period, which will depend on the amount of proceeds raised in our ongoing initial public offering and the availability of debt financing.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Consolidated Results of Operations for the Nine Months Ended September 30, 2013 Compared to the Nine Months Ended September 30, 2012
The following table summarizes the consolidated results of operations for the nine months ended September 30, 2013 and 2012:

	For the Nine Months Ended September 30,
	2013	2012	Change $	Change %
Total revenues	$69,723,052	$18,465,004	$51,258,048	278%
Operating expenses	17,852,031	5,364,639	12,487,392	233%
Real estate taxes and insurance	10,270,695	2,159,130	8,111,565	376%
Fees to affiliates	18,459,436	6,928,656	11,530,780	166%
Depreciation and amortization	30,292,960	9,471,699	20,821,261	220%
Interest expense	15,869,427	3,887,837	11,981,590	308%
General and administrative expenses	2,730,664	2,094,725	635,939	30%
Acquisition costs	5,292,959	1,694,574	3,598,385	212%
Net loss	$(31,045,120)	$(13,136,256)	$(17,908,864)	136%

NOI(1)	$38,943,685	$10,260,240	$28,683,445	280%
FFO(2)	$(752,160)	$(3,664,557)	$2,912,397	79%
MFFO(2)	$15,308,755	$3,342,840	$11,965,915	358%
________________

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net income (loss).

(2)	See “—Funds From Operations and Modified Funds From Operations” below for a reconciliation FFO and MFFO to net income (loss).

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Net loss
For the nine months ended September 30, 2013, we had a net loss of $31,045,120 compared to a net loss of $13,136,256 for the nine months ended September 30, 2012. The increase in net loss of $17,908,864 over the comparable prior year period was primarily due to the increase in operating, maintenance and management expenses of $12,487,392, the increase in real estate taxes and insurance of $8,111,565, the increase in fees to affiliates of $11,530,780, the increase in depreciation and amortization expense of $20,821,261, the increase in interest expense of $11,981,590, the increase in general and administrative expenses of $635,939 and the increase in acquisition costs of $3,598,385, partially offset by the increase in total revenues of $51,258,048. The increase in these expenses was due primarily to the increase in our property portfolio from 19 properties at September 30, 2012 to 51 properties at September 30, 2013.
Total revenues
Rental income and tenant reimbursements for the nine months ended September 30, 2013 were $69,723,052 compared to $18,465,004 for the nine months ended September 30, 2012. The increase of $51,258,048 was primarily due to the fact that we owned 51 multifamily properties as of September 30, 2013 compared to 19 multifamily properties as of September 30, 2012. Additionally, our total units increased by 8,084 from 4,105 at September 30, 2012 to 12,189 at September 30, 2013. Average monthly rents increased from $802 as of September 30, 2012 to $924 as of September 30, 2013. We expect rental income and tenant reimbursements to increase in future periods as a result of anticipated future acquisitions of real estate.
Operating, maintenance and management expense
Operating, maintenance and management expenses for the nine months ended September 30, 2013 were $17,852,031 compared to $5,364,639 for the nine months ended September 30, 2012. The increase of $12,487,392 was primarily due to the fact that we operated 51 multifamily properties as of September 30, 2013 compared to 19 multifamily properties as of September 30, 2012. We expect that these amounts will increase in future periods as a result of anticipated future acquisitions of real estate but will decrease as a percentage of total revenues.
Real estate taxes and insurance
Real estate taxes and insurance expenses for the nine months ended September 30, 2013 were $10,270,695 compared to $2,159,130 for the nine months ended September 30, 2012. The increase of $8,111,565 was due to the acquisition of 32 multifamily properties since September 30, 2012 and the continuing operation of the properties owned as of September 30, 2012. We expect these amounts to increase in future periods as a result of anticipated future acquisitions of real estate.
Fees to affiliates
Fees to affiliates for the nine months ended September 30, 2013 were $18,459,436 compared to $6,928,656 for the nine months ended September 30, 2012. The increase of $11,530,780 was primarily due to acquisition fees of $11,109,354 earned by our advisor in connection with the acquisition of 21 multifamily properties with an aggregate purchase price of $547,680,000 during the nine months ended September 30, 2013, compared to acquisition fees of $5,141,503 earned by our advisor in connection with the acquisition of 11 multifamily properties with an aggregate purchase price of $254,550,000 during the nine months ended September 30, 2012. Additionally, the property management and investment management fees payable to our affiliated property manager and advisor increased for the nine months ended September 30, 2013 as a result of the growth of our property portfolio from $324,283,400 at September 30, 2012 to $1,118,653,400 at September 30, 2013. We expect fees to affiliates to increase in future periods as a result of anticipated future acquisitions of real estate and real estate-related investments.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Depreciation and amortization
Depreciation and amortization expenses for the nine months ended September 30, 2013 were $30,292,960 compared to $9,471,699 for the nine months ended September 30, 2012. The increase of $20,821,261 was primarily due to the net increase in depreciable and amortizable assets of $723,670,919 since September 30, 2012. We expect these amounts to increase in future periods as a result of anticipated future acquisitions of real estate.
Interest expense
Interest expense for the nine months ended September 30, 2013 was $15,869,427 compared to $3,887,837 for the nine months ended September 30, 2012. The increase of $11,981,590 was primarily due to the net increases in the notes payable balance of $558,785,106 since September 30, 2012 due to financing incurred in connection with the acquisition of 32 multifamily properties since September 30, 2012. Included in interest expense is the amortization of deferred financing costs of $691,138 and $182,692 and amortization of loan premiums of $676,705 and $180,625 for the nine months ended September 30, 2013 and 2012, respectively. Also included in interest expense is the unrealized loss on derivative instruments of $356,553 for the nine months ended September 30, 2013 and the unrealized loss on derivative instruments of $171,320 for the nine months ended September 30, 2012. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the amount of proceeds raised in our ongoing initial public offering, the availability and cost of debt financing and the opportunity to acquire real estate and real estate-related investments meeting our investment objectives.
General and administrative expense
General and administrative expenses for the nine months ended September 30, 2013 were $2,730,664 compared to $2,094,725 for the nine months ended September 30, 2012. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent director compensation. We expect general and administrative expenses to increase in future periods as we acquire additional real estate and real estate-related investments but to decrease as a percentage of total revenue.
Acquisition costs
Acquisition costs for the nine months ended September 30, 2013 were $5,292,959 compared to $1,694,574 for the nine months ended September 30, 2012. The increase in acquisition costs related primarily to our acquisition of 21 multifamily properties with an aggregate purchase price of $547,680,000 during the nine months ended September 30, 2013 compared to 11 acquisitions of multifamily properties with an aggregate purchase price of $254,550,000 during the nine months ended September 30, 2012. Acquisition costs in future periods will vary based on the number of acquisitions we make during the period, which will depend on the amount of proceeds raised in our ongoing initial public offering and the availability of debt financing.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Property Operations for the Three Months Ended September 30, 2013 Compared to the Three Months Ended September 30, 2012
For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store.” A “same-store” property is a property that was owned at July 1, 2012. A “non-same-store” property is a property that was acquired, placed into service or disposed of after July 1, 2012. Our same store properties for the third quarter of 2012 and 2013 were the Lincoln Tower Apartments, Park Place Condominiums, Arbor Pointe Apartments, Clarion Park Apartments, Cooper Creek Village, Truman Farm Villas, Prairie Walk Apartments, EBT Lofts, Windsor on the River Apartments, Renaissance St. Andrews Apartments, Spring Creek of Edmond, Montclair Parc Apartments, Sonoma Grande Apartments and Estancia Apartments.
The following table presents the same-store and non-same-store results from operations for the three months ended September 30, 2013 and 2012:

	For the Three Months Ended September 30,
	2013	2012	Change $	Change %
Same-store properties:
Revenues	$8,012,339	$7,675,299	$337,040	4%
Operating expenses	3,562,994	3,562,493	501	—%
Net operating income	4,449,345	4,112,806	336,539	8%

Non-same-store properties:
Net operating income	11,477,945	569,208	10,908,737

Total net operating income(1)	$15,927,290	$4,682,014	$11,245,276
________________

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net income (loss).
Net Operating Income
Same-store net operating income for the three months ended September 30, 2013 was $4,449,345 compared to $4,112,806 for the three months ended September 30, 2012. The 8% increase in same-store net operating income was primarily due to a 4% increase in same-store rental revenues.
Revenues
Same-store revenues for the three months ended September 30, 2013 were $8,012,339 compared to $7,675,299 for the three months ended September 30, 2012. The 4% increase in same-store revenues was primarily due to average rent increases at the same-store properties from $801 to $825 coupled with the increase in same store occupancy from 92.2% as of September 30, 2012 to 94.2% as of September 30, 2013.
Operating Expenses
Same-store operating expenses for the three months ended September 30, 2013 were $3,562,994 compared to $3,562,493 for the three months ended September 30, 2012. The nominal increase in same-store operating expenses was primarily due to a one-time reclassification of $147,211 of certain operating expenses identified as capital assets during the three months ended September 30, 2013. The same-store operating expenses would have increased by $147,211, or 4%, and same-store NOI would have increased by 5% over the prior year period had the reclassification not been recorded.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Net Operating Income
Net Operating Income, or NOI, is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us. The cost of funds is eliminated from net income (loss) because it is specific to our particular financing capabilities and constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.
Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP and discussions elsewhere in “Management's Discussion and Analysis of Financial Condition and Results of Operations” regarding the components of net income (loss) that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, our NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as we do.

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

The following is a reconciliation of our NOI to net loss for the three and nine months ended September 30, 2013 and 2012:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss	$(14,707,104)	$(4,963,149)	$(31,045,120)	$(13,136,256)
Fees to affiliates(1)	8,624,000	2,428,266	15,802,795	6,247,661
Depreciation and amortization	11,796,884	4,147,366	30,292,960	9,471,699
Interest expense	7,015,217	1,800,346	15,869,427	3,887,837
General and administrative expenses	1,025,724	730,332	2,730,664	2,094,725
Acquisition costs	2,172,569	538,853	5,292,959	1,694,574
Net operating income	$15,927,290	$4,682,014	$38,943,685	$10,260,240
________________

(1)
Fees to affiliates for the three and nine months ended September 30, 2013 excludes property management fees of $856,214 and $2,076,074 and other fees of $242,300 and $580,567, respectively, that are included in NOI. Fees to affiliates for the three and nine months ended September 30, 2012 excludes property management fees of $270,683 and $589,551 that are included in NOI.

Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending,

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Our board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, our board of directors does not anticipate evaluating a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our company or another similar transaction) until 2015. Thus, as a limited life REIT, we will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on our advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from our initial public offering are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to our advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no regular net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.
Our calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2013 and 2012:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Reconciliation of net loss to MFFO:	2013	2012	2013	2012
Net loss	$(14,707,104)	$(4,963,149)	$(31,045,120)	$(13,136,256)
Depreciation of real estate assets	8,435,657	2,332,504	20,303,301	4,809,247
Amortization of lease-related costs	3,361,227	1,814,862	9,989,659	4,662,452
FFO	(2,910,220)	(815,783)	(752,160)	(3,664,557)
Acquisition fees and expenses(1)(2)	8,857,994	2,430,416	16,402,313	6,836,077
Unrealized loss on derivative instruments	730,408	65,987	356,553	171,320
Accretion of below-market leases	(271,633)	—	(697,951)	—
MFFO	$6,406,549	$1,680,620	$15,308,755	$3,342,840
________________

(1)
By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from our initial public offering are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)
Acquisition fees and expenses for the three and nine months ended September 30, 2013 includes acquisition fees of $6,685,425 and $11,109,354 and acquisition fees of $1,891,563 and $5,141,503 for the three and nine months ended September 30, 2012, respectively, that are recorded in fees to affiliates in the accompanying statements of operations. Acquisition fees and expenses for the three and nine months ended September 30, 2013 also includes acquisition

PART I — FINANCIAL INFORMATION (continued)
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

expenses of $2,172,569 and $5,292,959 and acquisition expenses of $538,853 and $1,694,574 for the three and nine months ended September 30, 2012, respectively that are recorded in acquisition costs in the accompanying statements of operations.
Pursuant to the terms of our advisory agreement, because MFFO did not exceed distributions paid during the three months ended September 30, 2013, we deferred $619,215 of acquisition and investment management fees earned during the three months ended September 30, 2013. Acquisition fees and investment management fees of $2,679,373 and $0, respectively, are due and payable as of September 30, 2013 and are included in due to affiliates, net, in the accompanying consolidated balance sheet.
FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.
Off-Balance Sheet Arrangements
As of September 30, 2013, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial conditions, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Related-Party Transactions and Agreements
We have entered into agreements with our advisor and its affiliates whereby we have paid, and may continue to pay, certain fees to, or reimburse certain expenses of, our advisor or its affiliates for acquisition and advisory fees and expenses, financing coordination fees, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and expenses, leasing fees and reimbursement of certain operating costs. Refer to Note 7 to our condensed consolidated unaudited financial statements included in this Quarterly Report on Form 10-Q for a discussion of the various related-party transactions, agreements and fees.
Item 3. Qualitative and Quantitative Disclosure About Market Risk
We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may be also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We have managed and will continue to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we have, and may in the future, utilize a variety of financial instruments, including interest rate caps, floors and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.
We borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At September 30, 2013, the fair value of our fixed rate debt was $469,796,393 and the carrying value of our fixed rate debt was $488,608,333. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loans were originated at September 30, 2013. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

PART I — FINANCIAL INFORMATION (continued)

Conversely, movements in interest rates on our variable rate debt would change our future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums would result in changes in the fair value of floating rate instruments. At September 30, 2013, we were exposed to market risks related to fluctuations in interest rates on $278,091,049 of variable rate debt outstanding. Based on interest rates as of September 30, 2013, if interest rates were 100 basis points higher during the 12 months ending September 30, 2014, interest expense on our variable rate debt would increase by $2,819,821 and if interest rates were 100 basis points lower during the 12 months ending September 30, 2014, interest expense on the variable rate debt would decrease by $482,401.
At September 30, 2013, the weighted-average interest rate of our fixed rate debt and variable rate debt was 4.28% and 2.72%, respectively. The weighted-average interest rate represents the actual interest rate in effect at September 30, 2013 (consisting of the contractual interest rate), using interest rate indices as of September 30, 2013 where applicable.
We will also be exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. As of September 30, 2013, we did not have counterparty risk on our interest rate cap agreements as the underlying variable rates for each of our interest rate caps as of September 30, 2013 were not in excess of the capped rates. See also Note 10 to our condensed consolidated financial statements included in this Quarterly Report on Form 10-Q.
Item 4. Controls and Procedures.
Disclosure Controls and Procedures
As of the end of the period covered by this report, our management, including our principal executive officer and our principal financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended, or the Exchange Act). Based upon and as of the date of the evaluation, our chief executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this report to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports we file and submit under the Exchange Act is accumulated and communicated to our management, including our chief executive officer and our principal financial officer, as appropriate to allow timely decisions regarding required disclosure.
Internal Control Over Financial Reporting
There have been no changes in our internal control over financial reporting that occurred during the quarter ending September 30, 2013 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION
Item 1. Legal Proceedings.
From time to time, we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.
Item 1A. Risk Factors
There have been no material changes to the risk factors contained in Part I, Item 1A set forth in our Annual Report on Form 10-K filed with the SEC on March 27, 2013 and in Part II, Item 1A set forth in our Quarterly Report on Form 10-Q filed with the SEC on August 14, 2013.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
During the three and nine months ended September 30, 2013, we did not sell any equity securities that were not registered under the Securities Act of 1933, or the Securities Act.
On July 9, 2010, our Registration Statement on Form S-11 (File No. 333-160748), registering a public offering of up to $1,650,000,000 in shares of our common stock, was declared effective under the Securities Act. We commenced our initial public offering on July 19, 2010. We are offering up to 150,000,000 shares of our common stock to the public in our primary offering and up to 15,789,474 shares of our common stock pursuant to our distribution reinvestment plan. Steadfast Capital Markets Group, LLC, an affiliate of our advisor, is serving as the dealer manager for our initial public offering. Prior to commencing our initial public offering, we raised $5,844,325 in gross offering proceeds in a private offering. As of September 30, 2013, we had sold 49,640,608 shares of our common stock, including 1,132,232 shares issued pursuant to the distribution reinvestment plan, for gross offering proceeds of $500,716,624 in the private offering and public offering.
As a result of our determination of our estimated value per share as of March 31, 2012, effective September 10, 2012, the offering price of shares of our common stock in our public offering increased from a price of $10.00 per share to $10.24 per share and the purchase price for shares issued pursuant to our distribution reinvestment plan increased from a price of $9.50 per share to $9.73 per share.
From inception through September 30, 2013, we had incurred selling commissions, dealer manager fees and organization and other offering costs in our public offering in the amounts set forth below. The dealer manager reallowed all of the selling commissions and a portion of the dealer manager fees to participating broker-dealers.

Type of Expense Amount	Amount	Estimated/ Actual	Percentage of Offering Proceeds
Selling commissions and dealer manager fees	$46,350,721	Actual	9.58%
Other organization and offering costs	19,532,608	Actual	4.04%
Total expenses	$65,883,329
Total public offering proceeds (excluding DRP proceeds)	$483,912,506	Actual	100.00%
Percentage of public offering proceeds used to pay for organization and offering costs	13.61%	Actual	13.61%
From the commencement of our initial public offering through September 30, 2013, the net offering proceeds to us, after deducting the total expenses incurred as described above, were approximately $428,988,970 including net offering proceeds from our distribution reinvestment plan of $10,959,793. For the period from inception through September 30, 2013, the ratio of the cost of raising capital was approximately 13.61%.
We intend to use substantially all of the net proceeds from our public and private offerings to invest in and manage a diverse portfolio of real estate investments, primarily in the multifamily sector, located throughout the United States. In addition to our

PART II—OTHER INFORMATION (continued)

focus on multifamily properties, we may also selectively invest in other types of commercial properties. We may also acquire or originate mortgage, bridge and other real estate loans and equity securities of other real estate companies. As of September 30, 2013, we had invested in 51 multifamily properties for a total purchase price of $1,118,653,400. These property acquisitions were funded from proceeds of our offerings and $756,160,753 in secured financings.
During the three months ended September 30, 2013, we fulfilled redemption requests and redeemed shares of our common stock pursuant to our share repurchase plan as follows:

	Total Number of Shares Requested to be Redeemed(1)	Total Number of Shares Redeemed	Average Price Paid per Share(2)	Approximate Dollar Value of Shares Available That May Yet Be Redeemed Under the Program
July 2013	14,119	28,911	$9.48	(3)
August 2013	19,449	1,340	9.22	(3)
September 2013	22,774	—		(3)
	56,342	30,251
________________

(1)
We generally redeem shares on the last business day of the month following the end of each fiscal quarter in which requests were received. The 56,342 shares for which redemption requests were submitted during the three months ended September 30, 2013 will be redeemed in the fourth quarter of 2013 in accordance with our share repurchase plan. The 30,251 shares redeemed in the three months ended September 30, 2013 were requested in the prior (second) quarter of 2013.

(2)	Pursuant to the share repurchase plan, as amended, we currently redeem shares at prices determined as follows:

•	92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.
Notwithstanding the above, the redemption price for redemptions sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” will initially be the amount paid to acquire the shares from us. Furthermore, once we establish an estimated value per share of common stock following our offering stage, the redemption price per share for all stockholders will be equal to our most recently established estimated value per share, as determined by our advisor or another firm chosen for that purpose. We will consider our offering stage complete on the first date that we are no longer publicly offering equity securities that are not listed on a national securities exchange, whether through our current public offering or follow-on public equity offerings, provided we have not filed a registration statement for a follow-on public equity offering as of such date (for purposes of this definition, we do not consider "public equity offerings" to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership.

(3)
The number of shares that may be redeemed pursuant to the share repurchase plan during any calendar year is limited to: (1) 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) those that can be funded from the net proceeds we received from the sale of shares under the distribution reinvestment plan during the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors.

PART II—OTHER INFORMATION (continued)

Item 3. Defaults Upon Senior Securities.
None.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information.
None.
Item 6. Exhibits.
Effective February 1, 2010, Steadfast Secure Income REIT, Inc., Steadfast Secure Income Advisor, LLC and Steadfast Secure Income REIT Operating Partnership, L.P. changed their names to Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC and Steadfast Income REIT Operating Partnership, L.P., respectively. With respect to documents executed prior to the name change, the following Exhibit List refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

3.1
Second Articles of Amendment and Restatement of Steadfast Income REIT, Inc. (filed as Exhibit 3.1 to Pre- Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-160748) and incorporated herein by reference).

3.2	Bylaws of Steadfast Secure Income REIT, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-160748) and incorporated herein by reference).

4.1
Form of Subscription Agreement (included as Appendix B to prospectus, incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-(No. 333-160748)).

4.2
Steadfast Income REIT, Inc. Distribution Reinvestment Plan (included as Appendix C to prospectus, incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 17 to the Company’s Registration Statement on Form S-11 (No. 333-160748)).

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	XBRL Instance Document (Furnished herewith)
101.SCH XBRL Schema Document (Furnished herewith)
101.CAL XBRL Calculation Linkbase Document (Furnished herewith)
101.LAB XBRL Labels Linkbase Document (Furnished herewith)
101.PRE XBRL Presentation Linkbase Document (Furnished herewith)
101.DEF XBRL Definition Linkbase Document (Furnished herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Steadfast Income REIT, Inc.
Date:	November 14, 2013	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Date:	November 14, 2013	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX
Effective February 1, 2010, Steadfast Secure Income REIT, Inc., Steadfast Secure Income Advisor, LLC and Steadfast Secure Income REIT Operating Partnership, L.P. changed their names to Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC and Steadfast Income REIT Operating Partnership, L.P., respectively. With respect to documents executed prior to the name change, the following Exhibit List refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

3.1
Second Articles of Amendment and Restatement of Steadfast Income REIT, Inc. (filed as Exhibit 3.1 to Pre- Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (No. 333-160748) and incorporated herein by reference).

3.2	Bylaws of Steadfast Secure Income REIT, Inc. (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-160748) and incorporated herein by reference).

4.1
Form of Subscription Agreement (included as Appendix B to prospectus, incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-(No. 333-160748)).

4.2
Steadfast Income REIT, Inc. Distribution Reinvestment Plan (included as Appendix C to prospectus, incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 17 to the Company’s Registration Statement on Form S-11 (No. 333-160748)).

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	XBRL Instance Document (Furnished herewith)
101.SCH XBRL Schema Document (Furnished herewith)
101.CAL XBRL Calculation Linkbase Document (Furnished herewith)
101.LAB XBRL Labels Linkbase Document (Furnished herewith)
101.PRE XBRL Presentation Linkbase Document (Furnished herewith)
101.DEF XBRL Definition Linkbase Document (Furnished herewith)